     As filed with the Securities and Exchange Commission on March 9, 2001
                                                              Reg. No. 333-37760

================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
                                       ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                              PCsupport.com, Inc.
                 (Name of Small Business Issuer in its Charter)
--------------------------------------------------------------------------------

           Nevada                              7389                    98-0211769
   (State of jurisdiction of         (Primary Standard Industrial    (I.R.S. Employer
  incorporation or organization)     Classification Code Number)     Identification No.)

                        3605 Gilmore Way, 3/rd/ Floor,
                   Burnaby, British Columbia, Canada V5G 4X5
                                (604) 419-4490
         (Address and telephone number of principal executive offices)
--------------------------------------------------------------------------------

                                      Same
         (Address and telephone number of principal place of business)
--------------------------------------------------------------------------------

                                David W. Rowat
                  Vice President and Chief Financial Officer
                              PCSupport.com, Inc.
                         3605 Gilmore Way, 3/rd/ Floor
                   Burnaby, British Columbia, Canada V5G 4X5
                                (604) 419-4490
           (Name, address and telephone number of agent for service)

                                   Copy to:

                          Sanford J. Hillsberg, Esq.
                     Troy & Gould Professional Corporation
                      1801 Century Park East, Suite 1600
                         Los Angeles, California 90067
                                (310) 553-4441

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


     This Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 is being filed pursuant to Rule 401(c) under the Securities Act of 1933 in order to convert the Registration Statement on Form SB-2 (Reg. No. 333-37760) to a Form S-3. The prospectus contained in the Form S-3 supersedes the prospectus contained in the Form SB-2.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to securities that are being registered on Form SB-2, File No. 333-51680, previously filed by the Registrant which have not been offered or sold as of the date of the Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED MARCH 9, 2001

                                  PROSPECTUS

                              PCSUPPORT.COM, INC.

                       11,691,331 Shares of Common Stock

     This prospectus relates to shares of our common stock that may be offered for resale by the selling securityholders listed on pages 37-39 through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares. Of the 11,691,331 shares of common stock offered by this prospectus, selling stockholders are selling 2,820,838 shares that are issuable upon the exercise of outstanding options and warrants.

     Our common stock is traded on the OTC Electronic Bulletin Board under the symbol "PCSP." On March 8, 2001 the closing price of our common stock was $0.468 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


     An investment in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described under "Risk Factors" beginning on page 3.

             The date of this prospectus is ______________, 2001.

          The information contained in this Prospectus is not yet complete and it may be supplemented or amended in the final version. A registration statement for the securities described in this prospectus has been filed with the Securities and Exchange Commission. The selling shareholders may not sell these securities, or accept offers to buy them, until the registration statement becomes effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     All statements, other than statements of historical fact, included in this prospectus, including without limitation the statements under "Our Business" and "Management's Discussion and Analysis of Operations," involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such statements contained in this prospectus. Such potential risks and uncertainties include, without limitation, the impact of competitive products and pricing, the need to raise additional capital, uncertain markets for our products and services, our dependence on third parties and licensing/service supply agreements, and the ability of competitors to license the same technologies that we use for the PC Support Center or develop or license other functionally equivalent technologies. All statements are made as of the date of this prospectus and we assume no obligation to update these statements, except as required by law. Therefore, readers are cautioned not to place undue reliance on these statements.

     Unless otherwise indicated, all dollar amounts are expressed in U.S. currency values.

                              PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision.

                         General Information About Us
                         ----------------------------

     We are an early stage corporation formed under the laws of the State of Nevada on June 23, 1999 pursuant to the merger of PCSupport.com, Inc. and Reconnaissance Technologies Inc. We provide personalized, proactive, and user-focused technical support services via the Internet and telephone to personal computer users worldwide. We are committed to minimizing the cost and productivity gaps associated with software and hardware failure.

     Our primary service, the PC Support Application, is a web-based mechanism for delivering support services for PCs to corporations for their employees and their customers. This service aggregates a number of support technologies, including interactive online technical trouble-shooting, telephone support, a user self-help knowledgebase, hard disk maintenance and other automated support tools. We also offer the PC Support Center to individual retail customers. The Support Center, our first product offering in the online support market, is a web site similar to the Support Application, aggregating a number of different support technologies and services. We are partnering with ISPs, Internet portals, personal computer ("PC") vendors, and corporations for the sale and distribution of our online preventive maintenance and technical support services. Our goal is to partner with all distribution channels serving PC Internet users, offering branded support portals and customized technical support solutions. Our principal executive offices are located at 3605 Gilmore Way, 3/rd/ Floor, Burnaby, British Columbia, Canada V5G 4X5, and our telephone number is (604) 419-4490.

                                 The Offering
                                 ------------

Common stock offered.......................................11,691,331 shares (1)

Common stock currently outstanding...............................15,786,662  (2)

Common stock to be outstanding after the offering..............18,607,500(1) (3)

OTC Electronic Bulletin Board Symbol........................................PCSP

______________________________

(1) This assumes the issuance of all shares issuable upon exercise by the selling securityholders of the options and warrants for the shares of common stock covered by this prospectus.

(2) Based on the number of shares of common stock outstanding on March 9, 2001. This number includes shares of outstanding common stock offered by this prospectus, but excludes 2,820,838 shares covered by this prospectus that are issuable upon exercise of outstanding options and warrants, 1,200,000 additional shares issuable upon exercise of outstanding warrants and 2,481,421 shares reserved for issuance upon the exercise of options granted under our stock option plans.

(3) Based on the number of shares of common stock outstanding on March 9, 2001. This number includes all of the outstanding shares and other shares of common stock covered by this prospectus, including the shares issuable upon exercise of outstanding options and warrants, but excludes 1,200,000 shares issuable upon exercise of outstanding warrants and 2,481,421 shares reserved for issuance upon the exercise of options granted under our stock option plan.

                                 RISK FACTORS

     Our operations and securities are subject to a number of risks, including those described below. If any of the following risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected.

Limited Operating History
-------------------------

     Our limited operating history makes it difficult to evaluate our current business and prospects or to accurately predict our future revenue or results of operations. Our revenue and income potential are unproven, and our business model is constantly evolving. Because the Internet is constantly changing, we may need to modify our business model to adapt to these changes. Companies in early stages of development, particularly companies in new and rapidly evolving Internet industry segments, are generally more vulnerable to risks, uncertainties, expenses and difficulties than more established companies.

New and Unproven Business Model
-------------------------------

     Our model for conducting business and generating revenue is new and unproven. Our success will depend primarily on our ability to generate revenue from sources that include subscriptions for services and customization fees.

     As the market for our services is new and evolving, it is difficult to predict the size of the market, its future rate of growth, if any, or the level of prices the market will pay for our services. To date, only a very limited number of persons have subscribed to the PC Support Center on a paying basis and only a limited number of corporations have purchased the PC Support Application. We have received several revenue contracts from corporations, but few have generated significant revenue to date. We are not certain that our business model will be successful or that we can generate revenue growth or be
profitable.   There can be no assurance that any increase in marketing and sales efforts will result in a larger market or increase in market acceptance for our services. We may sell service contracts to provide warranty services or bundle our services for a fixed or monthly fee based on only limited historical experience as to the level of expenditures we will need to incur to satisfy our contractual obligations. If markets for our services develop more slowly than expected or become saturated with competitors, or our services do not achieve or sustain market acceptance, or we are unable to set prices for our services that are sufficient to cover our costs and generate a profit, we will be unlikely to be able to successfully operate our business.

History of Operating Losses and Anticipated Losses and Negative Cash Flow for
-----------------------------------------------------------------------------
the Foreseeable Future
----------------------

     To date, we have incurred operating losses and negative cash flow. We expect to maintain our current level of expenditures for sales and marketing, content development, and technology and infrastructure development to enhance our business and anticipate that our operating losses and negative cash flow will continue for the foreseeable future. We will need to generate significant revenue to achieve profitability with our current level of expenditures. Consequently, it is possible that we may never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve or sustain profitability in the future, we may be unable to continue our operations. The auditors' report with respect to our financial statements for the fiscal year ended June 30, 2000 includes an additional explanatory paragraph on these conditions that raises substantial doubt about our ability to continue as a going concern.

Need for Additional Capital
---------------------------

     Between February 2000 and January, 2001, we raised aggregate gross proceeds of $10,643,625 from the sale of common stock, $232,404 from the exercise of previously issued warrants and options, and $1,000,000 from the issuance of convertible debt that was converted entirely into equity in May 2000. However, our current financial commitments and business plan will require working capital in excess of our cash reserves and revenue, which we believe are sufficient to sustain our operations at their current levels until at least June, 2001.

     We anticipate funding our additional working capital requirements through the proceeds from sales of our securities, together with anticipated revenues generated from customers. We do not currently have any commitment from any third party to provide any financing. Furthermore, the financial markets have become very unreceptive to early-stage Internet-based companies such as ours.
We may be unable to obtain financing on reasonable terms or at all.
Furthermore, if we raise additional working capital through equity, our shareholders will experience dilution. If we are unable to secure additional financing when needed and our revenues are inadequate to provide the necessary working capital, we may be required to slow down or suspend our growth or reduce the scope of our then current level of business operations, any of which would have a material adverse effect on our business.

Our Web Site and Service Offerings Will Need to Be Continually Enhanced
-----------------------------------------------------------------------

     Due to the constantly evolving nature of the Internet and related technologies, we must continuously monitor changes in PC support technologies and Internet-based support offerings with the goal of adding additional functionality in new releases of the PC Support Application. Our web site and service offerings will have to be updated and enhanced on a timely basis in order for us to compete effectively. There can be no assurance that we will have access to the working capital, technology, or skilled personnel and outside contractors necessary in order to deliver these updates and enhancements to the market on a timely basis.

Dependence on Other Outside Agents and Distributors
---------------------------------------------------

     Our success will also depend, to a significant extent, upon our ability to develop strategic alliances and a timely and multi-channel distribution system based on independent third parties and distributors. Furthermore, the initial market penetration for our products and services will depend heavily on the sales agents of third parties and the quality of their relationships with their current and future customers. There can be no assurance that such alliances will develop or that they will prove successful over the course of our future operations.

Control of Rapid Growth
-----------------------

     We have significantly expanded operations to address potential growth in our customer bases, the breadth of our service offerings, and other opportunities. We expect that this expansion will continue to strain our management, operations, systems and financial resources. To manage our recent growth and any future growth of our operations and personnel, we must improve and effectively utilize our existing operational, management, marketing and financial systems and successfully recruit, hire, train and manage personnel and maintain close coordination among our technical, finance, marketing, sales and production staffs. In addition, we may also need to increase the capacity of our software, hardware and telecommunications systems on short notice, and will need to manage an increasing number of complex relationships with users, strategic partners, distributors and other third parties. The failure to manage this growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

     We have not yet deployed our services on a mass basis, and have not yet tested our ability to provide our services on a mass basis. There can be no assurance that the software platforms upon which our services operate will be able to handle the volume of information necessary to meet our operating requirements. The failure of those software platforms to handle the necessary volume of information would seriously affect our business.

Dependence On Key Personnel and Need For Additional Personnel
-------------------------------------------------------------

     Our future success depends to a significant extent on the continued services of senior management, including Michael McLean, Steven Macbeth, David Rowat, Bruce McDonald, Bruno Hoffman, Joanne Charley and Mark Tracey.

     We have employment contracts with Messrs. McLean, Macbeth, Rowat, McDonald, Hoffman and Tracey and Ms. Charley but these contracts do not require any of them to remain with us for any particular period of time. The loss of any of these senior managers would likely have an adverse effect on our business. Competition for personnel throughout the industry is intense and we may be unable to retain our current key employees or attract, integrate or retain other highly qualified employees in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be materially adversely affected.

The Market is Highly Competitive and We May Not Be Able to Compete Successfully
-------------------------------------------------------------------------------
Against Our Current and Future Competitors
------------------------------------------

     The market for PC support services through the Internet is a new and highly competitive market which is subject to rapid change. We expect competition in the market to increase because there are few barriers to entry. We face competitive pressures from numerous actual and potential competitors.

     Competition in the PC support business is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our current and potential competitors have substantial competitive advantages, including:

     .    significantly greater financial, technical and marketing resources

     .    relationships with strong partners

     .    longer operating histories

     .    significantly greater revenues

     .    greater brand name recognition

     .    larger existing customer bases

     Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services. Services offered by existing and potential competitors may be perceived by users or advertisers as being superior to ours. In addition, increased competition could result in reduced subscriber fees and margins and loss of market share, any of which could harm our business.

Changing our Business Model
---------------------------

     We are shifting our business model to incorporate telephone support, incident tracking, call history, and detailed reporting into the PC Support Application. Such additional features require different skills sets to develop, market, sell, and service to large and medium corporations, and are broader than the narrow Internet-delivered services which we have heretofore developed and offered. Our inability to successfully learn, insource, develop, integrate, market, sell, and service such broader offerings may result in our inability to penetrate the corporate markets, and have a material adverse impact on our ability to grow our business and achieve profitability.

Brand Recognition
-----------------

     To attract users and corporate customers, we must develop a brand identity and increase public and corporate awareness of the services we offer. Our marketing activities may, however, not result in increased revenue and, even if they do, any increased revenue may not offset the expenses incurred in building brand recognition. Moreover, despite these efforts, which may be adversely impacted by our limited working capital that is currently available to support these efforts, we may be unable to increase public awareness of our brands, which would have an adverse effect on our business.

Reliance on Technology Partners
-------------------------------

     Many of the online support technologies used in the PC Support Center and PC Support Application are licensed from unrelated third parties or have been acquired from third parties, and we anticipate that we will need to gain access in the future to additional technologies through licenses or acquisitions. We are highly reliant on the technologies that we license or have acquired. There can be no assurance that our licensors will take the necessary steps to assure that these technologies will keep pace with technological changes. There can be no assurance that our licensors will continue to grant us licenses in the future. We also may encounter unanticipated difficulties in integrating the technologies that we license or the technologies, personnel or operations that we acquire with our existing technologies or operations. The loss of the right to use one or more of these technologies may have a material adverse effect on our business.

Technological Change
--------------------

     The market for Internet products and Internet-delivered technical support services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. In addition, personal computers, operating systems software, and applications software are constantly improving. Computer manufacturers and software developers may develop more robust technologies for their products which could render our services obsolete or reduce the demand for our services below the level required to profitably support them.

     Our keeping pace with the introduction of new standards and technological developments could result in significant additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our services could harm our ability to attract and retain users. Among other things, we may need to enhance our existing services or license or develop new services or technologies, which may not be available to us on attractive terms or at all.

Intellectual Property Protection
--------------------------------

     We may be unable to acquire or maintain web domain names in the United States and other countries in which we may conduct business. We currently hold various relevant domain names, including PCSUPPORT.com, GLOBALREPLACE.com, PCREPLACE.com, PDASUPPORT.com, PCSUPPORTCENTER.com, PCSUPPORTCENTER.net, PCRESTORE.com, RECON-TECH.com, MYHELPDESK.com, MYHELPDESK.net, MYHELPDESK.org, MYHELPDESKSUCKS.com, FIRSTHELP.com, FIRSTHELP.org, 1STHELP.com, 1STHELP.net, AND 1STHELP.org. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees and is subject to change. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we could be unable to prevent third parties from acquiring or using domain names that infringe or otherwise decrease the value of our brand names and other proprietary rights.

     Also, third parties may assert trademark, copyright, patent and other types of infringement or unfair competition claims against us. If forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could harm business.

     In addition, we rely on other third parties to provide services enabling our operations. We could become subject to infringement actions by third parties based upon the use of intellectual property provided by third-party providers. It is also possible that we could become subject to infringement actions based upon the content licensed from third parties. Any such claims or disputes could subject us to costly litigation and the diversion of our financial resources and technical and management personnel.

     Further, if efforts to enforce our intellectual property rights are unsuccessful or if claims by third parties against us are successful, we may be required to pay financial damages or alter our business practices.

     We rely on confidentiality, non-disclosure and non-competition arrangements with our employees, representatives and other entities engaged in joint product or business development with us, and expect to continue to enter into such agreements with such persons. There can be no assurance that these agreements will provide meaningful protection. There can be no assurance that other companies will not acquire and use information which we consider to be proprietary.

System Disruptions
------------------

     Our ability to attract and retain subscribers depends on the performance, reliability and availability of our services and network infrastructure. We may experience periodic service interruptions caused by temporary problems in our own systems or software or in the systems or software of third parties upon whom we rely to provide service or support. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins, denial of service attacks and similar events could damage these systems and interrupt our services. Computer viruses, electronic break-ins or other similar disruptive events also could disrupt our services. System disruptions could result in the unavailability or slower response times of our web site, which would lower the quality of our customers' experience. Service disruptions could adversely affect our revenue and, if they were prolonged, would seriously harm our business and reputation. We do not carry business interruption insurance to compensate for losses that may occur as a result of these interruptions. In addition, our customers will be dependent on Internet service providers and other web site operators for access to our web site. These providers and operators have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. Moreover, the Internet network infrastructure may not be able to support continued growth. Any of these problems could adversely affect our business.

Failure of Online Security Measures
-----------------------------------

     Our relationship with our customers would be adversely affected if the security measures that we use to protect their personal information are ineffective. We cannot predict whether events or developments will result in a compromise or breach of the technology we use to protect a customer's personal information.

     The infrastructure relating to our services is vulnerable to unauthorized access, physical or electronic computer break-ins, computer viruses and other disruptive problems. Internet service providers have experienced, and may continue to experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees and others. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. Security breaches relating to our activities or the activities of third-party contractors that involve the storage and transmission of proprietary information could damage our reputation and our relationships with our subscribers and strategic partners. We could be liable to our subscribers for the damages caused by such breaches or it could incur substantial costs as a result of defending claims for those damages. We may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Security measures that we take may not prevent disruptions or security breaches.

     The failure of our systems and technicians to verify that users accessing our technical support services have purchased the right to do so either directly or indirectly may increase our costs and have a material negative impact on our profitability.

Development and Maintenance of the Internet and the Availability of Increased
-----------------------------------------------------------------------------
Bandwidth to Users
------------------

     The success of our business will rely on the continued improvement of the Internet as a convenient means of consumer interaction and commerce. Our business will depend on the ability of our customers to use our web site without significant delays or aggravation that may be associated with decreased availability of Internet bandwidth and access to our web site and PC Support Application. This will depend upon the maintenance of a reliable network with the necessary speed, data capacity and security, as well as timely development of complementary products, such as high speed modems, for providing reliable Internet access and services. The failure of the Internet to achieve these goals may reduce our ability to generate significant revenue.

     Our penetration of the market will depend, in part, on continued proliferation of high speed Internet access. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. As the Internet continues to experience increased numbers of users, increased frequency of use and increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, increased users or bandwidth requirements may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the level of traffic, and could result in the Internet becoming an inconvenient or uneconomical source of products and services which would cause its revenue to decrease. The infrastructure and complementary products or services necessary to make the Internet a viable commercial marketplace for the long term may not be developed successfully or in a timely manner. Even if these products or services are developed, the Internet may not become a viable commercial marketplace for the products or services that we offer.

We May Need to Change the Manner in Which We Conduct Our Business if Government
-------------------------------------------------------------------------------
Regulation Increases or Changes
-------------------------------

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues such as user privacy, pricing, taxation, content, copyrights, distribution, security, and the quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting certain types of information and content over the web. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Any imposition of access fees could increase the cost of transmitting data over the Internet. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on the Company. The United States Congress recently enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action.
Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the web. Any new, or modifications to existing, laws or regulations relating to the web could adversely affect our business.

     If one or more states or provinces or any foreign country successfully asserts that we should collect sales or other taxes on the provision of our services, our net sales and results of operations could be harmed. We do not currently collect sales or other similar taxes on the provision of our services in any state. However, one or more states may seek to impose sales tax collection obligations on companies which engage in or facilitate the provision of services on the Internet. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of products and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from the provision of our services. Moreover, if any state or foreign country were to successfully assert that we should collect sales or other taxes on the provision of our services, our results of operations could be adversely affected.

     Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been enacted by Congress. However, this legislation, known as the Internet Tax Freedom Act of 1998, imposes only a three-year moratorium ending on October 21, 2001 on state and local taxes on electronic commerce where such taxes are discriminatory and on Internet access unless such taxes were generally imposed and actually enforced before October 1, 1998. Failure to renew this legislation would allow various states to impose taxes on Internet-based commerce.

Collection of Taxes
-------------------

     As our business grows, we hope to generate sales from consumers and businesses around the world. Each jurisdiction collects sales taxes of various kinds in different ways. We may need to quickly develop an understanding of a myriad of tax regimes and to customize our electronic commerce and accounting systems to collect and remit such taxes for each one. There can be no assurance that we will be able to develop an understanding of every system and collect and remit such taxes in a timely manner. Failure to do so may expose us to significant sanctions, penalties and fines which may have a material adverse impact on our business.

Operating Results May Prove Unpredictable, and May Fluctuate Significantly
--------------------------------------------------------------------------

     Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Because our operating results may be volatile and difficult to predict, in the future the operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may fall significantly. Factors that may cause operating results to fluctuate significantly include the following:

     .  rapid changes in the prices and costs of online services

     . rapid changes in the mix of support services delivered online, with or without technician assistance, and with telephone or other media

     . fluctuations in the levels of user visits to our web site and the amount of time that users spend on the web site

     . new web sites, services or products introduced by us or by our competitors

     . general economic conditions, as well as economic conditions specific to users of our services and the public markets for Internet-related companies

     .  the emergence or entrance of new and larger competitors

Risks of Selling to Large and Medium-sized Enterprise Customers
---------------------------------------------------------------

     We have increased our efforts to sell our services to large and medium-sized enterprise customers and have devoted significant management and financial resources to achieving this goal. If our efforts are successful, large and medium-sized enterprise customers are expected to use our services in business critical operations which involve significant capital and management commitments by such customers. Potential large and medium-sized enterprise customers generally commit significant resources to an evaluation of available PC support alternatives and may require us to expend substantial time, effort and money educating them about the value of our solutions. Sales of our services to such customers require an extensive sales effort throughout a customer's organization because decisions to purchase generally involve the evaluation of the alternative solutions by a significant number of customer personnel in various functional and geographic areas, each often having specific and conflicting requirements. Since we have had little experience to date in understanding or anticipating the complex and rapidly changing needs of such corporations, we may need to constantly revise and expands our service offerings. A variety of factors, including factors over which we have little or no control, may cause potential large and medium-sized enterprise customers to favor a particular supplier or to delay or forego a purchase. As a result of these or other factors, including our inexperience in selling to such enterprise customers, the sales cycle for our services may be long, typically ranging between three and nine months. As a result of the length of the sales cycle and the significant selling expenses resulting from selling into the large enterprise, our ability to forecast the timing and amount of specific sales is limited, and the delay or failure to complete one or more large transactions to which we have devoted significant resources could have a material adverse effect on our business, operating results or financial condition and could cause significant variations in our operating results from quarter to quarter.

Risks of International Operations
---------------------------------

     We expect a substantial portion of our revenues to be based on sales and services rendered to customers in the United States, while a significant amount of our operating expenses will be incurred in Canada. As a result, our financial performance will be affected by fluctuations in the value of the U.S. dollar to the Canadian dollar. At the present time, we have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented there can be no assurance that such arrangements will be available, be cost effective or be able to fully offset such future currency risks. Similarly, we anticipate expanding our subscriber base and other operations in other countries, which may expose us to difficulties and costs of staffing and managing these operations, differing technology standards, dependence on local vendors and changes in currency exchange rates and controls.

Risks of Product Liability
--------------------------

     Our license agreements with customers typically contain provisions designed to limit our exposure to potential product liability claims. In selling our services, we rely on "click wrap" (electronic sales transmitted via the Internet) licenses that are not signed by licensees and, therefore, it is possible that such licenses may be unenforceable under the laws of certain jurisdictions. For these and other reasons, it is possible that the limitation of liability provisions contained in our license agreements may not be effective. Although we have not experienced any product liability claims to date, the sale and support of our services may entail the risk of such claims.
A successful product liability claim brought against us could have a material adverse effect upon our business, operating results and financial condition.

Executive Officers, Directors and Major Stockholders Exercise Significant
-------------------------------------------------------------------------
Control
-------

     As of February 26, 2001, our executive officers and Directors and the holders of 5% or more of our outstanding common stock together beneficially owned approximately 45% of our outstanding common stock. These stockholders are able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

Common Stock Price May Be Volatile
----------------------------------

     The market prices of securities of Internet and technology companies are extremely volatile. Factors that may contribute to the volatility of the trading price of our common stock include, among others:

     . public announcements of technical innovations relating to our business, new products or services by us or our competitors, or acquisitions or strategic alliances by us or our competitors

     .  public reports concerning our services or those of our competitors

     . the announcement of large and noteworthy business deals by our competitors or us

     .  our quarterly results of operations

     . the variance between our actual quarterly results of operations and predictions by stock analysts

     . financial predictions and recommendations by stock analysts concerning Internet companies and companies competing in our market in general, and concerning us in particular

     . the operating and stock price performance of other companies that investors or stock analysts may deem comparable to us

     . the general investment climate and the climate for technology and Internet-related public companies, which has historically been very volatile

     In addition to the foregoing factors, the trading prices for equity securities in the stock market in general, and of technology and Internet-related companies in particular, have been subject to wide fluctuations that may be unrelated to the operating performance of the particular company affected by such fluctuations. Consequently, broad market fluctuations may have an adverse effect on the trading price of our common stock, regardless of our results of operations.

Limited Market for Our Common Stock
-----------------------------------

     Although our common stock is quoted on the OTC Electronic Bulletin Board, there is only a limited market for our common stock, and there can be no assurance that this market will be maintained or broadened. The market price for shares of common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect on the market for these shares.

Substantial Sales of Common Stock Could Cause Stock Price to Fall
-----------------------------------------------------------------

     As of March 9, 2001, we had outstanding 15,786,662 shares of common stock, of which approximately 12,753,648 shares were "restricted securities" (as that term is defined under Rule 144 promulgated under the Securities Act of 1933). Currently, 8,870,493 of these restricted shares, as well as an additional 2,820,838 shares underlying currently exercisable options and warrants, are eligible for sale pursuant to registration statements that include the shares covered by this prospectus. In addition, a substantial portion of the remaining restricted shares are currently eligible for sale under Rule 144.

     No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

The Common Stock May Be Deemed "Penny Stock" and Therefore Subject to Special
-----------------------------------------------------------------------------
Requirements
------------

     Our common stock may be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks (i) with a price of less than five dollars per share;
(ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); and (iv) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Securities Exchange Act of 1934, and Rule 15g-2 promulgated under the Securities Exchange Act of 1934, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 promulgated under the Securities Exchange Act of 1934 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

                                USE OF PROCEEDS

     This prospectus relates to an aggregate of 11,691,331 shares of common stock that may be sold from time to time by the selling securityholders, including 2,820,838 shares that are issuable upon the exercise of outstanding options and warrants. Although we will pay the expenses of registration of these shares, including legal and accounting fees, we will not receive any proceeds from the sale of the shares. We will receive the exercise price of any of the warrants or options which are exercised. We intend to use these proceeds for working capital. If such warrants and options are exercised for cash, we will receive a total of $ 4,834,176.

                                 OUR BUSINESS

Business Development
--------------------

     We are a corporation that was formed under the laws of the State of Nevada on June 23, 1999 pursuant to the merger (the "Merger") of PCSupport.com ("PCS") and Reconnaissance Technologies Inc. ("RTI"). PCS was the resulting entity from a prior merger of PCSupport.com and Mex Trans Seafood Consulting Inc. ("Mex Trans"). Mex Trans was incorporated in the State of Texas on February 13, 1989 under the name "Mutual Produce, Inc." and later changed its name to "Mex Trans Seafood Consulting, Inc."

     RTI was incorporated in British Columbia, Canada, on December 10, 1997 for the purpose of engaging in the development and provision of notebook computer support services to end users through the Internet. Prior to the Merger, PCS (and its predecessor, Mex Trans) did not have any active business and had only
nominal assets and liabilities and was seeking to acquire a new business.   In
early 1999 RTI was seeking further capital to develop its business and to merge
with a public entity to provide liquidity for its shareholders.   Management of
RTI and PCS began discussions for a merger of the two companies in March 1999. In anticipation of the Merger, Mex Trans merged on April 7, 1999 with PCS, a Nevada corporation incorporated on that date solely for the purpose of transferring the corporate jurisdiction of Mex Trans to Nevada. In April 1999, in anticipation of the Merger, PCS completed a private placement of its common shares that generated gross proceeds of approximately $950,000. The shares to be issued in and proceeds from this private placement were placed in escrow and released upon completion of the Merger.

     RTI and PCS entered into a formal merger agreement on May 5, 1999, and the following transactions were carried out to complete the Merger:

     (a)  Each of RTI and PCS obtained shareholder approval for the Merger;

     (b) PCS underwent a reverse split of its common stock on a 15 old shares for one new share basis;

     (c) RTI transferred its governing corporate jurisdiction from British Columbia to Wyoming; and

     (d)  RTI merged with PCS.

     In the Merger, each shareholder of RTI received one share of our common stock for each five shares of RTI held. Each shareholder of PCS received one share of our common stock for each share of PCS held. Each holder of outstanding warrants of RTI received one warrant of the Company for each five warrants of RTI held. (See "Market for Common Equity and Other Shareholder Matters" below for a description of outstanding warrants.)

     The Company has a wholly-owned subsidiary, Reconnaissance International Ltd., a British Virgin Islands company. The subsidiary has no assets or liabilities.

Business of the Company
-----------------------

     Principal Products and Services and their Markets

          Market Overview

     Personal computers ("PCs"), both desktop and laptop or notebook types, suffer from a wide variety of technical problems that occasionally impair their performance, causing lost productivity and frustration for end-users. For example:

     . PC hardware, software, drivers, and operating systems (and their interaction) have become more complex, and this is causing an increasing number of problems. As a result, computer crashes can occur, resulting in lost data and unscheduled downtime.

     . Software publishers continually issue bug fixes. End-users, however, are typically not aware of, nor do they know how to find, bug fixes on the Internet and install them on their PCs.

     . Over time, PC hard drives become cluttered with temporary files, missing drivers for applications and hardware peripherals. The registry, which acts as the "table of contents" for the PC can also become cluttered and disorganized. The hard drive becomes fragmented from normal use. Consequently, over time, the PC performs more slowly, and is subject to crashes. Often, the end-user is not aware that he or she has a problem. In response, the Windows 95/98/2000/NT operating systems provide a utility for users to de-fragment their hard drives.

     . PCs are often subject to configuration problems, in which the various software, hardware and operating systems cannot communicate with each other.

     . PCs are continuously vulnerable to the advent of new viruses which are designed to impair their operation or destroy the user's data.

     . Frequently, the dialer program that end-users invoke to access the Internet using a dial-up connection becomes corrupted, preventing them from logging on.

     With respect to the technical problems described above, until recently, the end-user had only a few inefficient and costly options to obtain technical support. End-users in a large corporation typically have skilled technicians employed in a management information systems ("MIS") group to assist them, but SME, SOHO and home end-users have to rely on themselves and volunteers.
Hardware manufacturers and software publishers (collectively, "vendors") provide access to libraries of support information over the Internet, but these data bases are typically voluminous and hard for the end-user to navigate. Alternatively, the end-user can phone one of the many help desks operated by these vendors, but the process is often time-consuming and frustrating for the end-user and very expensive for the vendor or the end-user.

     End-users can also purchase utilities from a local software retailer, such as a disk maintenance package. Finally, the end-user can either bring his PC into a depot repair facility or call a local PC service company to send a technician to the end-user's place to repair the problem. Both of these latter options are expensive, and can result in several days of lost productivity for the end-user.

     In sum, the traditional options for the solution of technical problems for PCs are inefficient and expensive, both for the PC end-user and the vendor supplying the technology. The result is a high level of dissatisfaction among end-users with the reliability and ease of use of personal computers, and increasing costs of support among vendors.

     The growing popularity of the Internet provides new options to significantly improve the levels of satisfaction among end-users and to lower the costs of support among vendors. From 1998 onwards, many companies began to offer solutions to PC support problems over the Internet. As described below under "Competitive Business Conditions and the Company's Competitive Position," several companies offered point solutions to a narrow range of problems, including but not limited to the following:

     .  Online virus scans and download and update of virus solution libraries.

     . Knowledge bases of solutions to technical problems, many with natural-language search engines to allow easier access to end-users.

     .  Email and online chat access to technicians.

     .  Online updates for drivers and software bug fixes.

     . Technical forums where users can ask questions online and have them answered by one or more technicians loosely affiliated with such online technical forum.

     .  Remote diagnostic and repair technologies.

     A support portal is a destination on the World Wide Web dedicated to providing technical support services for PC end-users. In 1999 and 2000, the first of the support portals were introduced, with the Company and several other companies, including McAfee.com, all.com, MyHelpDesk.com, and Service911 (recently renamed "Attenza") among those launching support portals. The largest PC manufacturers, including Dell, IBM, HP, Toshiba, Gateway and Micron, introduced support portals in 2000. In general, these support portals aggregate a number of point solutions to solve a broad range of PC technical problems.

     We have developed and implemented, and continue to improve upon, a suite of services to address the technical needs of PC users described above.

          Market Segmentation

     PC users can be segmented into three categories. Users in large corporations typically have MIS departments from which to access technical help. SME PC users have all of the same technical problems, yet generally do not have an MIS department for support. The third segment, SOHO or individual users, are often completely on their own.

     Currently, we are primarily marketing to businesses with technical support obligations to their own clients and/or employees. The revenue sources will include one-time fees from customized support center development, subscription fees from the service packages and fees from incidental support services, including Internet-based and telephone support services delivered through the PC Support Application.

     Products and Services

     Our primary service, the PC Support Application, is a web-based mechanism for delivering support services for PCs to corporations for their employees and customers which aggregates a number of support technologies, including interactive online technical trouble-shooting, a user self-help knowledgebase, hard disk maintenance and other automated support tools. We also offer the PC Support Center to individual retail and SOHO customers. The Support Center, our first product offering in the online support market, is a web site similar to the Support Application, aggregating a number of different support technologies and services, including telephone support. Previously, we offered Online Data Backup, an on-line backup service for notebook and desktop computers and Phoenix, which allowed a notebook user to transfer a full-image of all data, applications, preferences and settings to a new notebook. However, we recently discontinued both Online Data Backup and Phoenix.

          PC Support Application

     We have developed the PC Support Center, a web-based support portal offering the services of the PC Support Application, for all PC users to provide a service which will react to technical problems and pro-actively maintain the user's computer to prevent problems from occurring. The first version of the PC Support Center was launched on our web site, www.pcsupport.com, in October 1999. The PC Support Center aggregates various technical solutions, such as interactive online technical trouble-shooting, a user self-help knowledgebase, hard disk maintenance and other automated support tools.

     In July 2000, we launched an eCommerce engine, introduced 24 x 7 service (24 hours per day, seven days a week), segregated certain of our previously-free services and introduced a premium service for which we charge subscribers. Such services include Live Assist and Remote Repair, services in which the end-user can engage a technician in an online chat session to solve technical problems and provide advice, and with the user's permission, take control of the end-user's PC and solve the problem online while the end-user watches. The premium service package also includes four-hour turnaround on email requests for service.

     In November, 2000, we completed the acquisition of the assets and certain liabilities of MyHelpDesk, Inc. which allowed us to incorporate a comprehensive searchable knowledgebase to solutions to support problems for thousands of computer hardware and software products.

     We then integrated the features of the PC Support Center and MyHelpDesk and launched a new service, the PC Support Application, for corporations to enable them to support their employees and customers. We intend to add new functions to the PC Support Application during the fiscal year ending June 30, 2001, including a deeper personalization of support services specific to each end-user's configuration and usage, and stand-alone services such as telephone support, an electronic birth certificate, and an Internet dialer module. We also will incorporate a data base of support incidents from all users and a comprehensive reporting system which is under development for us by a third party. We also plan to further develop the architecture of the PC Support Application to maintain a comprehensive data base of support incidents and subscriber statistics to provide continuous feedback to the online support process.

     We offer the PC Support Application to companies to enable them to provide technical support to their employees and customers. In this case, we develop a branded version of the PC Support Application with our corporate customer's logo, look and feel. The customer then offers this version to its employees and customers.

     Individual users can become subscribers to the PC Support Center simply by registering on our web site and paying an annual fee.

     It is our intent to market the PC Support Application to the corporate and SME market segments or through strategic partnerships with ISPs, hardware manufacturers, extended warranty providers, computer services companies, and distribution channels serving consumer end-users. We are maintaining, but not promoting, the PC Support Center at this time.

     Distribution Methods of Products and Services

     We intend to employ a distribution strategy that targets corporate and SME users, with the goal of positioning ourselves as the leading provider of online computer technical support services. We will market our services through branded support portals to corporate and SME users.

          Corporate and SME Customers

     We market and sell the PC Support Application to large and medium-sized corporations, and to companies such as ISPs, PC vendors, and software vendors, that by the nature of their business are required to provide technical support to their customers. Many such companies are now paying significant sums to provide support to their users by employing traditional methods such as telephone call centers and dedicated MIS centers. We believe that our corporate customers and partners will benefit from better support to their employees and customers as follows:

          i.    Reduced Costs

     Since many support problems will now be solved through the PC Support Center, providers will significantly reduce their internal support costs.

          ii.   Improved Productivity

     By providing a customized, comprehensive, and easy-to-use site at which users' computers can be easily maintained, and where many problems in using applications can be more easily solved, fewer problems are likely to occur, and will be more easily solved. Computer users will become more productive in the use of their computers. Customers of companies supplying our services will also become more likely to purchase additional products and services from the vendor.

          iii.  Tech Support Center Becomes More Productive

     The PC Support Application will reduce the involvement of trained technicians in solving many problems, and reduce the time required to solve problems when their help is required. The technicians will become more productive.

     Our corporate partners include the following types of companies:

          Internet Service Providers (ISPs)

     We have sold and are seeking to sell the PC Support Application to additional companies offering Internet access to enable them to provide technical support to their users. In August 2000, we entered into an agreement with TELUS, Canada's second largest telecommunications provider, to provide certain of our online support services to TELUS subscribers, for which TELUS agreed to pay us fees, a portion which has already been paid. As of February, 2001, we have sold the PC Support Application to several other small ISPs.

          Resellers

     There are several large international resellers and systems integrators of computer services whose market focus is large corporations. Each has long-standing relationships with its current client base and are constantly looking for new products and services.

     In April 1999, we entered into a two-year agreement with one such systems integrator, Unisys of Canada Inc. ("Unisys"), an international computer service company. Pursuant to the terms of this agreement, Unisys was marketing the Online Data Backup Suite under its own brand name to Unisys's corporate customers. Unisys agreed to pay us a fee equal to 75% of our suggested list price for the Online Data Backup services. Recently, Unisys has begun actively selling our PC Support Application, and discontinued marketing of our Online Data Backup product. We intend to enter into a reseller agreement with Unisys on similar terms to the current agreement for the resale of the PC Support Application.

     We intend to expand our marketing activities to include other large international resellers. There can be no assurance that any further agreements will be reached with any resellers.

          Distribution Channels

     We are developing relationships with corporations who distribute computer services to their customers. In September, 2000, we signed an agreement with BT, formerly known as British Telecom, a large Telco serving the United Kingdom. Under the terms of the agreement, we will build a branded support portal for BT, called BT24X7.com, to serve the customers of BT's SME Division. After a trial period which began in November, 2000, BT will market our support services to their 3,000,000 SME customers.

          Direct Sales

     We have begun to develop a direct sales force to market our services directly to large corporations and SMEs in the United States and Canada. As of February 12, 2001, seven sales people are selling directly to potential customers, supplemented by the efforts of our senior management.

          Direct to Consumer

     Any PC Internet user can become a subscriber to the PC Support Center by visiting the Center at www.pcsupport.com and registering. Through online
                       -----------------
searches, word-of-mouth, our own web marketing efforts, and reviews in the computer trade print and online journals, subscribers have registered from approximately 169 countries. In November, 2000, we increased our annual subscription fee to $149, although the Center is not currently generating significant revenues.

     In April 2000, we entered into a strategic alliance with AltaVista Company, a leading search and information marketplace. Pursuant to the agreement, we built a branded HelpDesk support portal for AltaVista which we launched in July 2000. In November 2000, we reached an agreement with AltaVista under which we paid a portion of the accrued balance that we owed AltaVista and terminated the agreement with no further financial obligations.

     We are not actively promoting the PC Support Center at this time.

     Revenue Generation

     We intend to earn revenues in any or all of the following ways:

          i.     Subscriber Fees

     For improving the level of customer satisfaction for these partners, and lowering the costs of providing support to their users, we intend to charge the partners a fee per user per month.

          ii.    Commissioning Fees

     We may private-label the PC Support Center for our partners so that the partners can offer our services under the partners' own brand names. We will charge a commissioning fee for such customization.

          iii.   Software Sales

     We will include discrete components of our support software in sales to distribution channels.

          IV.    Per-incident Fees

     We may sell support services individually as an end user requests them and charge an incident fee, including telephone support.

          V.     Premium Services to Individual Users

     In July, 2000, we launched a package of premium services as part of our PC Support Center, including Email and Expert, Live Chat with an Expert, and Desktop Sharing, for which we now charge subscribers an annual fee of $149. We are not actively promoting the PC Support Center at this time and do not expect to earn significant revenue from it.

     There can be no assurance that we will be able to negotiate agreements that will generate sufficient revenue or profits for us. Failure to successfully negotiate such agreements will have a material adverse impact on our business.

     Technology Acquisitions

     In addition to our own research and development, we seek to acquire technology, software and products to enhance our products and services through licensing agreements and purchases. Such acquisitions include the following:

          Remote Diagnostics, Inc.

     In July 2000, we received a worldwide, nonexclusive, irrevocable license for software from Remote Diagnostics, Inc. that enables us to customize and improve dial-ups and DSL connections of end-users to their ISPs and the Internet. The license fee was 100,000 shares of our common stock, plus $100,000 in cash. We are obligated to issue warrants for up to an additional 266,666 shares of our common stock if we reach certain sales milestones.

          Tavisco Ltd.

     On September 15, 2000, we acquired substantially all of the assets of Tavisco Ltd. ("Tavisco"), a producer of anti-virus services and products. Tavisco. designs, develops and provides state-of-the-art virus diagnostic products for computer service professionals. Its products include virus scanners and cleaners, a full-featured anti-virus protection system, and a rapid screening test that protects against virus infections. The purchase price for Tavisco's assets consisted of 200,000 shares of our common stock (with up to 100,000 of these shares subject to cancellation under certain circumstances) and a cash payment of $50,000. In November 2000 we agreed to assign back to Tavisco certain of the intellectual property that we had acquired from Tavisco, and Tavisco agreed to the cancellation of 50,000 shares of the common stock which were subject to cancellation under certain circumstances. We intend to develop an Internet version of Tavisco's virus-scanning software to provide online scanning and virus removal in the future, but are not actively developing any virus remediation software at this time.

          MyHelpDesk, Inc.

     In November, 2000 we acquired all of the assets and certain liabilities of MyHelpDesk, Inc. a provider of live technical support, proactive maintenance services, software updates, virus scans, online backup, email support newsletters and an extensive knowledge-base of computer self-help directories. This allowed us to incorporate the world's largest directory of computer help and productivity resources into the PC Support Application.

     Under the terms of our asset purchase agreement with MyHelpDesk, we issued 1,000,000 shares of its common stock to MyHelpDesk and is required within twelve months following this initial issuance to issue an additional 387,500 shares of common stock to MyHelpDesk and 112,500 shares of common stock to eight former employees of MyHelpDesk, with the number of shares to be issued in the subsequent issuances being subject to reduction in the event we assume additional liabilities upon certain breaches of the representations and warranties of MyHelpDesk under the Asset Purchase Agreement.

     Competitive Business Conditions and the Company's Competitive Position

     We are an early development stage company with no history of earnings. While we believe that the aggregation of our services is unique, there are only limited barriers to entering into the field of PC support services. And, while we expect competition to intensify in some areas, we are also seeing a decrease in competition in others due to the consolidation and elimination of companies. Although few competitors may be able to provide services similar to our services just as efficiently, many of our potential competitors have substantially greater financial, marketing, service, customer support and research and development resources than we do. Additionally, while we are optimistic, there can be no assurances made that we will be able to develop a market for any of our services against these competitors.

          PCsupport.com Product Offering

     There are many vendors of computer support and service components, posing direct and indirect competition to our product offering. We are among the first, though, to integrate several support technologies and mediums, as well as among the first to implement a proactive service such as the PC Support Application. Our product is PC and/or software vendor independent.

     The competitive landscape is changing rapidly. Our existing competitors frequently revise and augment their offerings, and we encounter new direct and indirect competitors on a regular basis. We expect the competitive picture to continue to evolve, changing rapidly for the foreseeable future. We are currently aware, though, of the following competition to our product offerings:

     . Attenza (formerly Service911) claims to be the leading provider of eSupport solutions. Attenza's delivery infrastructure, Webskin, combines content, interactive services, and analysis to enable enterprises to support and train their customers, employees, and partners via the Internet. Attenza offers a suite of eSupport products and services - which include email support, live chat support, self-help, and dispatch (onsite) support. Through acquisitions, the company now offers free drivers and elearning tools (video tutorials). Attenza has refined its business model and added functionality to target both external technical support markets and internal help desk markets. Attenza intends to target both the eSupport and eLearning markets.

     . ePeople (formerly NoWonder.com) bills itself as an online marketplace for IT services and technical support. They provide technology vendors and IT departments with web-based technology solutions to support customers and manage internal and external support resources. ePeople develops co-branded technical support sites and creates, hosts and maintains partner gateways to their marketplace. They provide a diagnostic program, collaborative support (desktop sharing), live help (by chat or email), online access to session history, and a billing and tracking system. They also offer a consolidated reporting feature.

     . All.com launched a support portal offering remote repair in 2000. All.com recently suspended operations, and, therefore, no longer competes in this space.

     We are also aware of indirect competitors who have launched competitive offerings to the PCsupport Center. These include:

     . Techknow-how.com - launched by the Rivus Internet Group, an independent spin-off company of Stream International, one of the world's top outsourced call centers - provides an online support portal competitive to the PCsupport.com offering. Techknow-how.com bills itself as a one-stop technical support and computer wellness Web site for small businesses. This competitor offers online chat, email assist, technical support forums, software updates, and other services that compete with our product offering.

     . Sykes - another of the world's top outsourced call centers - created AnswerTeam to provide support to end-users via the Web. Sykes AnswerTeam's mission is to create and provide solutions to help people use technology. Sykes AnswerTeam offers end-users 24x7 support, multimedia tutorials, application protection and repair, knowledge base access, personalized PC support, online backup, and virus scanning and repair.

     Other companies offer all or some of the following services: technical support forum, expert advice, technical knowledge base, and answers to frequently asked questions (FAQs), including 32bit.com, about.com, computing.net, Ehow.com, GoofyGuys.com, Knowledge Brokers, and VirtualDr.com. Also, there are companies that offer online information exchanges, including ExpertCity, Exp.com, Experts Exchange, and Hot Dispatch. ExpertCity also has created a support infrastructure product that enables support personnel to share a user's desktop to help find a solution to their problem (desktop sharing).

     Competition also exists from firms that are selling individual features that compete with one or more of the services of the PCsupport.com offering. For example, support software and services are sold in conjunction with a number of companies producing support software that feature extensive knowledge bases, and remote diagnoses and fixes. The prominent companies in this group include Motive Communications and Support.com. Support.com also provides the service technology infrastructure to allow other companies to build their own support portal. Other similar firms include Aveo Inc., and INFACT Technologies.

     We also see competition from utilities manufacturers and distributors. The PC Support Center includes diagnostic, automatic upgrades and driver updates, and disk maintenance, segments that are already served in the computer services marketplace. Competitors are found in established brands such as McAfee.com, Symantec's Norton Web, ZDNet, and Catch*Up from CNET. Additionally, PC Pitstop.com offers users a number of detailed analyses of their PCs' hardware, software, and operating system.

     Hardware and software vendors are also potential competitors. Notebook computer manufacturers such as Dell, Compaq and IBM already bundle a level of support services with their product, as do other large firms in the industry, such as Intel and Microsoft. Previously, computer manufacturers, including, Micron, Hewlett Packard, and Toshiba launched support portals, which could compete with our PCsupport Center offering in the future.

     Partnerships continue to occur among various competitors. Attenza has announced partnerships with McAfee.com, Support.com, and OnTrack. The now-defunct All.com had very strong ties to Motive, while ePeople lists Support.com and McAfee.com amongst it's partners, and has created a support Web site for consumers, students, and small businesses with SITEL, named Seek The Geek.

     We believe that the PC Support Center's strongest competitors presently include Techknow-how.com, AnswerTeam, ePeople, and Attenza, and from the various partnerships that they may form.

     Sources of Materials

     There are no significant materials which we require to carry on our operations other than servers, Internet access equipment, and telephone lines.

     Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts

     We do not hold any patents or trademarks. We are in the process of applying for certain trademarks, including "pcsupport.com," but there can be no assurance that any such applications will be granted. We currently hold the following domain names: PCSUPPORT.com, GLOBALREPLACE.com, PCREPLACE.com, PDASUPPORT.com, PCSUPPORTCENTER.com, PCSUPPORTCENTER.net, PCRESTORE.com, RECON-TECH.com, MYHELPDESK.com, MYHELPDESK.net, MYHELPDESK.org, MYHELPDESKSUCKS.com, FIRSTHELP.com, FIRSTHELP.org, 1STHELP.com, 1STHELP.net, and 1STHELP.org. We are also applying for certain similar domain names in jurisdictions outside North America. Domain names are obtained by applying to Network Solutions, Inc., or one of a small number of other companies competing to register domain names, and paying a fee to register each unique domain name. While we have registered the foregoing domain names, there can be no assurance that we will be able to maintain these names in the future, or register further domain names, should we so require. The loss of the domain names could result in confusion for our customers, and a resultant loss of goodwill. In particular, the loss of the domain names PCSUPPORT.COM and MYHELPDESK.com would have a material adverse impact on our business.

     There can be no assurance that third parties will not bring claims of copyright, patent or trademark infringement against us or claim that certain of our products, technology, processes or features violate the patent rights or other intellectual property rights of others. There can be no assurance that third parties will not claim that we have misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, or require us to enter into costly royalty or licensing arrangements to enable us to use important technologies or methods, any of which could have a material adverse effect on our business, financial condition or operating results.

     Regulation

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulation applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet or covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Such new regulations would require us to expend significant resources to understand and comply with such regulations, which may have a material adverse impact on our business.

     We do not believe that current regulations governing the Internet and computer service industry will have a material effect on our current operations. However, various federal and state agencies may propose new legislation that may adversely affect our business, financial condition and results of operations.

     Research and Development

     From inception until June 30, 1998, for the year ended June 30, 1999, for the year ended June 30, 2000, and for the six months ended December 31, 2000, we and our predecessor, RTI, expended approximately $2,814, $17,646, $923,259 and $677,853, respectively, on the development of our services. We expect to increase research and development expenditures during the fiscal year ending June 30, 2001, consisting primarily of the development of additional functions for the PC Support Application.

     Employees and Contractors

     As of February 28, 2001, we had 59 full-time employees employed as follows:

                                 Employees
                                 ---------
     Administration                   9
     Research and Development        19
     Marketing and Sales             17
     Technical Support               14

     We also purchase technical support to deliver our email assist, live assist and remote repair services provided through the PC support center from Firstring, Inc., a Delaware corporation with offices and technicians in India, and Advantage, a Canadian company based in Prince Edward Island.

     Principal Business Facilities

     We maintain our principal place of business at Suite 300, 3605 Gilmore Way, Burnaby, British Columbia, Canada V5G 4X5, where we lease approximately 24,750 square feet at an annual rate of (Cdn) $17.00 per square foot, plus operating costs of approximately (Cdn) $7.00 per square foot per year. This lease will expire on August 31, 2005. In January, 2001, we entered into an agreement with a third party to sub-lease approximately 8,250 square feet of such space at a rate of $15.00 per square foot plus all operating costs for the balance of the lease term. Pursuant to the acquisition of MyHelpDesk, we also lease 8,302 square feet at an office in Norwood, Massachusetts, for an average annual rent of $67,600. This lease expires in February, 2002. We intend to sub-lease all of the space in Norwood if such sub-lease can be arranged on suitable business terms. We anticipate that the space provided by our current facilities will be sufficient to meet our requirements for at least the next twelve months.

     Investment Policies

     We currently have no policies regarding the acquisition or sale of assets primarily for possible capital gain or for income. We do not presently hold any investments or interests in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview
--------

     We are a provider of outsourced technical support solutions for businesses and consumers. We specialize in providing online, proactive, and user-focused technical support (eSupport) services to personal computer users worldwide. Our PC Support Center offers a comprehensive eSupport solution to consumers which is designed to reduce technical support costs and increase user satisfaction. We provide eSupport solutions through the PC Support Application to businesses which have an obligation to provide technical support to their employees or customers.

Six Months Ended December 31, 2000 Compared With Six Months Ended December 31,
------------------------------------------------------------------------------
1999
----

     Revenue

     License fee revenue increased by $27,260 in the six months ended December 31, 2000 over the six months ended December 31, 1999, primarily due to the introduction of a user fee in July 2000 for use of the PC Support Center. Services and other revenue, which increased by 399,649 for the six month period ended December 31, 2000, compared to the prior period for 1999, was primarily earned from commissioning fees and the sale of eSupport services. One customer accounted for 84% of the services and other revenue recorded in the six months ended December 31, 2000.

     Cost of License Fees and Services

     Cost of license fees and services consists of direct labor and related costs associated with delivering eSupport services through the PC Support Center and PC Support Application, including payments to third parties, and costs of license fees under technology license agreements. Cost of license fees and services increased by $794,019 for the six months ending December 31, 2000 over the six months ended December 31, 1999 due to the increase in personnel required to maintain the PC Support Center and PC Support Application, outsourcing agreements with third parties to provide technical support and recently acquired technology licenses. We had anticipated that there would be a significant lag between incurring the expenses to support the PC Support Center and generating potential significant revenues from these expenditures.

     Development Costs

     Development costs consist primarily of payroll and related expenses for research and development personnel. Development costs increased by $305,234 for the six months ended December 31, 2000 over the six months ended December 31, 1999, primarily due to an increase in research and development personnel. Our primary research and development effort will be to continue to add features to the PC Support Application and to release subsequent versions during the next year. Due to the constantly evolving nature of the Internet and related technologies, we will continuously monitor changes in PC support technologies and Internet-based support offerings with the goal of adding additional functionality in new releases of the PC Support Application.

     Marketing and Promotion

     Marketing and promotion consists primarily of payments to third parties for web portal advertising and payroll and related expenses for marketing personnel. Marketing and promotion expenses increased by $1,057,365 during the six months ended December 31, 2000 over the six months ended December 31, 1999, largely due to commitments under co-branding and advertising agreements, and to a lesser extent due to an increase in the number of marketing personnel. In November 2000, we terminated one advertising agreement, significantly reducing marketing and promotion current period expenses and future commitments.

     General and Administrative

     General and administrative consists principally of payroll expenses and related costs of administrative personnel and professional fees for legal, accounting and other professional services. General and administrative expenses increased to $1,342,933 for the six months ended December 31, 2000 from $488,733 for the six months ended December 31, 1999. The increase was primarily due to an increase in the number of administrative personnel and increases in legal, accounting and other consulting costs incurred in connection with the expansion of business activities and our operations as a public company.

     Stock-based Compensation Expense

     Stock-based compensation expense relates to the issuance of stock options and other equity instruments to employees, directors and consultants for services. Stock-based compensation expense for the six months ended December 31, 2000 totaled $177,751, a decrease from $252,611 for the six months ended December 31, 1999. These compensation expenses relate to options awarded to individuals in all operating expense categories. Total deferred stock compensation as at December 31, 2000 is being amortized over the related vesting periods of the options.

     Interest Income, Net

     Net interest income for the six months ended December 31, 2000 increased by $150,113 over the six months ended December 31, 1999 balance of $7,984. This increase is primarily due to interest earned on the net proceeds obtained from recent financings.

Year Ended June 30, 2000 Compared With Year Ended June 30, 1999
---------------------------------------------------------------

     Revenue

     Revenue generated by PC Support Center and online backup services was $29,482 for the year ended June 30, 2000. For the year ended June 30, 1999, total revenue was $99. Service and other revenue was primarily earned from the development of a privately-branded support gateway. One customer accounted for a substantial majority of the revenue recorded in the period. We expect the number of subscribers to the PC Support and branded portal revenue to increase rapidly over the next year.

     Cost of Support Center and Online Backup Services

     Cost of support center and online backup services consists of direct labor and related costs associated with maintaining the PC Support Center, including payments to third parties, and costs of license fees under technology license agreements. Cost of license fees and services increased by $197,080 over the prior year due to the increase in personnel required to maintain the PC Support Center, outsourcing agreements with third parties to provide technical support and recently acquired technology licenses. We had anticipated that there would be a significant lag between incurring the expenses to support the PC Support Center and generating significant revenues from these expenditures.

     Development Costs

     Development costs consist primarily of payroll and related expenses for research and development personnel and outsourced development. Development costs increased by $905,613 over the prior fiscal year primarily due to an increase in research and development personnel. Our primary research and development effort will be to continue to add features to the PC Support Center and to release subsequent versions during the next year. Due to the constantly evolving nature of the Internet and related technologies, we will continuously monitor changes in PC support technologies and Internet-based support offerings with the goal of adding additional functionality to the PC Support Application.

     Marketing and Promotion

     Marketing and promotion expenses consist primarily of payments to third parties for web portal advertising and payroll and related expenses for marketing personnel. Marketing and promotion expenses increased by $1,300,192 over the prior fiscal year largely due to commitments under co-branding and advertising agreements, and to a lesser extent due to an increase in the number of marketing personnel. We plan to increase marketing efforts for our services through direct and indirect channels, including PC manufacturers, OEMs, computer service companies and direct sales.

     General and Administrative

     General and administrative expenses consist principally of payroll expenses and related costs of administrative personnel and professional fees for legal, accounting and other professional services. General and administrative expenses increased by $1,148,627 in the year ended June 30, 2000 over the prior fiscal year. This increase was primarily due to an increase in legal, accounting and other consulting costs incurred in connection with the expansion of business activities and our operations as a public company.

     Stock-based Compensation Expense

     Stock-based compensation expense relates to the issuance of stock options and other equity instruments to employees, directors and consultants for services. We recorded stock compensation expense of $412,246 during the year ended June 30, 2000 as compared with $486,191 in the prior fiscal year. This compensation expense relates to options awarded to individuals in all operating expense categories. Total deferred stock compensation is amortized over the vesting periods of the options.

     Interest Income (Expense), Net

     Interest income (expense), net includes interest income from cash and cash equivalents offset by interest expense. Net interest expense was $2,756,572 for the year ended June 30, 2000 as compared with $6,513 for the prior fiscal year. The majority of this expense was a non-cash charge primarily due to a beneficial conversion feature related to the issuance of convertible promissory notes on February 29, 2000 and certain warrants in connection with this financing. The notes, including $16,666 in accrued interest, were converted in May 2000 into 508,333 of our common shares.

     Liquidity and Capital Resources

     Net cash used in operations was $3,357,909 for the six months ended December 31, 2000 compared to $818,484 for the same period in the prior year. Net cash used in operations in the six months ended December 31, 2000 was largely the result of net losses and an increase in trade receivables, partially offset by reductions in prepaid expenses and deposits and an increase in deferred revenue. Net cash used in investing activities was $1,950,777 for the six months ended December 31, 2000 representing an increase of $1,796,463 over the six months ended December 31, 1999. The increase was primarily due to the cash costs of acquisitions and investment in equipment and licenses during the period. Net cash provided by financing activities was $1,939,461 for the six months ended December 31, 2000 compared to $558,266 for the same period in the prior year. The significant increase is primarily due to the receipt, in November 2000, of approximately $1,810,000 of net proceeds from a private placement of our securities.

     We had working capital of $1,664,717 as of December 31, 2000. Subsequent to December 31, 2000, we received net proceeds of $1,609,500 from a private placement of our securities. As of December 31, 2000, our principal commitments consisted of obligations under operating leases. These commitments and the execution of our business plan, together with the funding of anticipated operating losses, will require working capital in excess of our current cash reserves, which we believe are sufficient to sustain our operations at current levels until at least June 2001.

     We anticipate funding our working capital requirements through proceeds from private placements together with future revenues generated from customers. We do not currently have any commitments from any third party to provide additional financing and may be unable to obtain financing on reasonable terms or at all. Furthermore, if we raise additional working capital through the sale of equity securities, our shareholders will experience dilution. If we are unable to secure additional financing when needed and its revenues are inadequate to provide the necessary working capital, we may be required to reduce the scope of its then current level of business operations, which would have a material adverse effect on our competitive position and operations.

                        DIRECTORS, EXECUTIVE OFFICERS,
                         PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers
--------------------------------

     Each of our Directors will hold office until the later of (a) the next annual meeting of shareholders (at which time such Director will be eligible for re-election by the shareholders), or (b) until his successor shall have been duly elected and qualified.

     Michael G. McLean, age 39, has been our President and CEO and a Director since the Merger, and was President and a director of RTI from December 1997 until the Merger. Mr. McLean has over 12 years experience with technology organizations and has a broad base of technical and marketing experience. Most recently, from March 1997 to June 1997, he was Product Development Manager at Riptide Technologies, a software development company that focuses on providing products and services to the lottery industry, where he was charged with creating the infrastructure for a successful product development group. Prior to that, from May 1996 to December 1996, he was General Manager of a business unit at Simba Technologies, a software development and marketing company, managing a staff of 17 responsible for product development, product marketing, customer support and professional services.

     At HealthVISION Corporation, a software company serving the health care industry, from 1993 - 1996, Mr. McLean developed and managed a strategic partnership to allow HealthVISION to private label the partner's software. He also managed several other reseller partnerships. Subsequently, also at HealthVISION, he was a senior Software Development Manager managing 35 technical and user support staff across 3 product lines. Before starting his career in technology, Mr. McLean founded a construction company and grew it to 35 employees.

     Steven W. Macbeth, age 31, has been our Chief Technology Officer, Secretary/Treasurer and a Director since the Merger. Mr. Macbeth was Chief Executive Officer and a director of RTI from December 1997 until the Merger. Mr. Macbeth has over 13 years executive and project management experience in technology companies. Most recently, he co-founded and served as Director, Product Development from June 1996 to June 1997 at Riptide Technologies, a software development company that focuses on providing products and services to the lottery industry. In that position, he managed three development projects and project teams of up to 25 employees.

     Prior to Riptide, Mr. Macbeth served as Technical Project Manager at MPR Teltech from August 1995 to May 1996, and as Software Development Manager at HealthVISION Corporation from May 1994 to July 1995.

     Bruce S. Nelson, age 48, has been one of our Directors since June 2, 2000. Since 1999, Mr. Nelson has been an independent consultant. From 1998 to 1999, Mr. Nelson was the Vice Chairman and a member of the Management Committee of Young & Rubicam Inc., a global marketing and communications company. Prior to this he was with McCann-Erickson Worldwide for 19 years, most recently serving as Executive Vice President and Director of Worldwide Accounts and Director of Strategy for Worldwide Accounts (1994-1998). While at McCann-Erickson, Mr. Nelson created global branding strategies for American Express, Citibank, Texas Instruments, United Parcel Service and Lufthansa. He also created U.S. branding strategies for GeoCities, AT&T, Sony and America Online. Mr. Nelson is also a member of the board of directors of iTurf Inc. and previously served as a director for Official Payments Corporation and Euro American Capital Partners.

     Jerome J. DeLuccio, age 47, has been one of our Directors since February 22, 2001. Since August 2000, Mr. DeLuccio has served as the President of CPI Business Groups, an Internet fulfillment firm that provides complete web based fulfillment and packaging to client companies. CPI Business Groups offers integrated eStore development, web payments, digital delivery, on demand printing, systems integration, and complete packaging and pick/pack and ship services. Prior to joining CPI Business Groups, Mr. DeLuccio's experience included the Sutherland Group, Ltd., where from November 1999 to August 2000 he was a Senior Vice President, Managing Director of the Technology Division. The Sutherland Group is a technical services firm offering a contact center, help desk and electronic consulting and systems integration for CRM services. From 1997 to 1999, Mr. DeLuccio was the Senior Vice President, Marketing, Operations and Supply Chain for Canandaigua Wine Company, the second largest worldwide provider of wine and related products to both domestic and international markets. From 1989 to 1997, Mr. DeLuccio was a Vice President for Cadbury Schweppes, a multinational beverage and chocolate manufacturer. Mr. DeLuccio is also a member of the board of directors of CPI Business Groups and previously served as a director for the Madeira Glass Company.

     David W. Rowat, age 45, has been our Vice President and Chief Financial Officer since the Merger. Mr. Rowat held the same position with RTI from April 1, 1999 until the Merger. He is a Professional Engineer, earned his MBA from Harvard University in 1986 and has a broad operational background with a specialty in public and private finance, strategic partnering, and mergers and acquisitions for early stage technology companies. He served as Vice-President of Sales, Development and Finance at various times for Nexus Engineering from August 1986 to January 1992, a technology company developing cable television headend products, Vice President and Chief Financial Officer for Xillix Technologies from June 1993 to January 1995, a technology company developing medical imaging products, and Chief Executive Officer of Merit Technologies from January 1995 to April 1995, a manufacturer of point-of-sale terminals. From October 1995 to December 31, 1999, Mr. Rowat was the president of Strategic Catalysts Inc., a consulting company he founded to serve the technology industry.

Significant Employees
---------------------

     There are no significant employees who are not described as executive officers above, except as follows:

     Bruce McDonald, age 33, was appointed our Vice President, Operations on December 10, 1999. From August 1996 to January 2000, Mr. McDonald was the Director of Customer and Technical Services for Seanix Technology Inc., a Vancouver-based manufacturer of personal computer and server hardware systems sold under its own name and under private labels. Mr. McDonald was responsible for the delivery of customer satisfaction throughout North America for both the post-sales support and technical services divisions. From November 1995 to August 1996, Mr. McDonald was National Sales Manager with Seanix, responsible for Seanix's national sales organization in all Canadian provinces excluding Quebec. From June 1994 to November 1995, Mr. McDonald was Regional Sales Manager with Seanix, responsible for the development of sales first in British Columbia and then elsewhere in Western Canada.

     Bruno A. Hoffman, age 46, is our Vice President of Business Development and has been with the Company since November 1999. Mr. Hoffman has over 14 years experience in selling software business solutions and developing business opportunities across multiple industry segments in North America and Europe. Most recently, from December 1997 to November 1999, he was Business Development Manager at Manugistics, a software provider that focuses on delivering supply chain solutions to the Fortune 1000 manufacturing and consumer goods industries. Prior to Manugistics, Mr. Hoffman served as Canadian Director of Business Development at IDS-Scheer Inc. from March 1996 to December 1997, where he established their Canadian operations including sales offices in Toronto and Vancouver. Mr. Hoffman also served 5 years in Germany establishing direct sales and channel partners in Central Europe for two North American ERP companies.

     Mark Tracey, age 45, has been our Vice President since November 1, 2000. Mr. Tracey has over 16 years experience in sales and marketing. From August 1999 to August to August 2000, Mr. Tracey served as a Business Development Manager for Canada for Dell Computer Corporation. From January 1996 to August 1999 Mr. Tracey acted as the Regional Manager for Eastern Canada for Dell Computer Corporation. In addition, Mr. Tracey has held Branch Management and Sales Management positions with Canon, Xerox as well as operating his own business for a period of 5 years. Mr. Tracey is a business graduate from Concordia University.

     Joanne Charley, age 36, has been our Director of Marketing since July, 2000 and was promoted to Vice President in February 2001. From 1995 to June, 2000, Ms. Charley was the Director of Corporate Communications of ACL Services Ltd., a data analysis software company. Previously, she consulted with Wandjina Pty Ltd, a leading Australian communications consultancy company, specializing in marketing programs for several national and international financial institutions. From 1982 to 1990, Ms. Charley held various management positions with Qantas Airlines, Hambros Bank, Mitsubishi Australia and Howard Smith Ltd. Ms. Charley has successfully introduced and branded high tech and consumer products and developed marketing strategies for diverse industries, including banking, insurance and transportation. Ms. Charley earned a B.A. in economics from University of New South Wales in Australia and an MBA from Simon Fraser University in Canada.

Family Relationships
--------------------

     There are no family relationships among any Directors or executive officers.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 26, 2001, by (i) each person who is known by us to own beneficially more than 5% of our outstanding voting securities; (ii) each of our Directors; (iii) our Chief Executive Officer; and
(iv) all of our executive officers and Directors as a group:

-----------------------------------------------------------------------------------------------------
                                                    Amount of Common Stock &    Approximate Percent
                                                      Nature of Beneficial        of Ownership of
Name & Address(1)                                         Ownership(2)              Common Stock
-----------------------------------------------------------------------------------------------------
Michael G. McLean                                                 665,776(3)                     4.2%
-----------------------------------------------------------------------------------------------------
Steven W. Macbeth                                                 710,501(4)                     4.5%
-----------------------------------------------------------------------------------------------------
Bruce S. Nelson                                                    10,000(5)                       *
-----------------------------------------------------------------------------------------------------
Jerome J. DeLuccio                                                115,833(6)                       *
-----------------------------------------------------------------------------------------------------
MyHelpDesk                                                      1,000,000(7)                     6.3%
-----------------------------------------------------------------------------------------------------
ICE Holdings(8)                                                   696,605(9)                     4.3%
-----------------------------------------------------------------------------------------------------
ICE Securities Limited- Client Account(10)                      1,100,000                        7.0%
-----------------------------------------------------------------------------------------------------
ICE Securities Limited - Client Account(11)                     3,600,000(12)                   21.8%
-----------------------------------------------------------------------------------------------------
All executive officers and Directors as a group
(5 persons)                                                     1,878,073(13)                   11.6%
-----------------------------------------------------------------------------------------------------

*    Indicates less than 1% beneficial ownership.

(1) Unless otherwise indicated, the address of each person is c/o PCsupport.com, Inc. at 3605 Gilmore Way, 3/rd/ Floor, Burnaby, British Columbia, Canada V5G 4X5.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Includes half of the 553,440 shares owned by Dromond Technologies Group, Inc., as to which Messrs. McLean and Macbeth have shared voting and investment power. Also includes 40,556 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days.
(4) Includes half of the 553,440 shares of common stock owned by Dromond, as to which Messrs. McLean and Macbeth have shared voting and investment power. Also includes 78,781 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days.
(5) Includes 10,000 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days.
(6) Includes 37,500 shares issuable upon exercise of currently exercisable warrants and 3,333 shares issuable upon exercise of currently exercisable options.
(7) We are also required within twelve months following the initial issuances to issue an additional 387,500 shares of common stock to MyHelpDesk and 112,500 shares of common stock to eight former employees of MyHelpDesk with the number of shares to be issued in the subsequent issuances subject to reduction in the event we assume additional liabilities upon certain breaches of the representations and warrants of MyHelpDesk under our asset purchase agreement with MyHelpDesk.
(8) The address of ICE Holdings is 645 Madison Ave., 13/th/ Floor, New York, NY 10022. Includes the shares beneficially owned by ICE Securities NA LLC, ICE Securities Limited and ICE Consult GmbH, which are all under common ownership.
(9) Includes 250,000 shares issuable pursuant to warrants that are currently exercisable. Does not include an additional 250,000 shares issuable pursuant to warrants that are anticipated to be issued to ICE Holdings (or an affiliate of ICE Holdings) and will be currently exercisable upon issuance.
(10) The address of ICE Securities Limited is c/o ICE Holdings. ICE Securities Limited holds these shares in a client account for Meditor Capital Management Ltd., which is the beneficial owner of the shares. Meditor Capital Management Ltd. is an affiliate of Meditor Capital Management (Bermuda) Limited.
(11) ICE Securities Limited holds these shares in a client account for Meditor Capital Management (Bermuda) Limited, which is the beneficial owner of the shares. Meditor Capital Management (Bermuda) Limited is an affiliate of Meditor Capital Management Ltd.
(12) Includes 700,000 shares issuable pursuant to warrants that are currently exercisable.
(13) Includes 341,133 shares issuable pursuant to options and warrants that are currently exercisable, or exercisable within 60 days. Also includes the 553,440 shares of common stock owned by Dromond, as to which Messrs. McLean and Macbeth have shared voting and investment power.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the compensation which we paid to Michael G. McLean, our Chief Executive Officer (the "named executive officer"), for the fiscal years ended June 30, 1998, 1999 and 2000. No other officer of the Company received a combined salary and bonus in excess of $100,000 during the last fiscal year. As we completed the merger with RTI on June 23, 1999, the information provided in the table includes information for our predecessor, RTI, for the period December 10, 1997 to June 23, 1999.

----------------------------------------------------------------------------------------------------------
                                             Annual Compensation         Long-Term          All Other
                                             -------------------
                                                                       Compensation       Compensation
                                                                       ------------       ------------
----------------------------------------------------------------------------------------------------------
                                                                        Securities
                               Fiscal                                   Underlying
Name & Principal Position    Year/(1)/       Salary         Bonus         Options
-------------------------    ---------       ------         -----         -------
----------------------------------------------------------------------------------------------------------

Michael G. McLean                  2000      $77,324/(2)/    $23,456           50,000       $    -0-
                             -----------------------------------------------------------------------------
CEO & President                    1999      $45,565/(2)/    $   -0-                0       $151,274/(3)/
                             -----------------------------------------------------------------------------
                                   1998      $26,176/(2)/    $   -0-                0       $ 29,388/(4)/
----------------------------------------------------------------------------------------------------------

(1) For the twelve months ended June 30, 2000 ("fiscal 2000"), the twelve months ended June 30, 1999 ("fiscal 1999") and the period from December 10, 1997 to June 30, 1998 ("fiscal 1998").
(2) Includes fees paid to ST Technologies Inc., a company of which Mr. McLean is the sole owner, amounting to $11,122 for fiscal 2000, $2,926 for fiscal 1999 and $10,788 for fiscal 1998. Also includes Mr. McLean's share of consulting fees paid by the Company to Dromond, of which Mr. McLean owns 50%, amounting to $35,516 for fiscal 2000, $42,639 for fiscal 1999 and $15,388 for fiscal 1998.
(3) Includes the difference between the price paid by Mr. McLean in April, 1999 for shares of common stock of PCsupport.com, Inc. ("PCS"), the company which merged with RTI to form our Company and the then market price of these shares. See "Certain Relationships and Related Transactions." Also includes $26,962 in common stock, representing Mr. McLean's 50% share of 63,440 shares of common stock in RTI issued on January 6, 1999 for services rendered to RTI (as adjusted to reflect the one-for-five exchange ratio in the merger with PCS).
(4) Represents Mr. McLean's share of the difference between the price paid by Dromond in January 1998 for 489,800 shares of common stock of RTI and the then market price.

Compensation of Directors


     We grant non-employee directors options to purchase 30,000 shares of Stock upon their initial election to the Board of Directors. The exercise price of these options is the market value of the Common Stock at the time the option is granted, and the options vest on a monthly basis over three years. Directors who are also officers of the Company receive no additional compensation for their services as directors. Except for the option grants to non-employee directors, none of our directors received any compensation for their services as directors during the last fiscal year. We compensate one of our directors for his services as a consultant. See "Certain Relationships and Related Transactions - Consulting Agreement with Director."

Stock Option Plans

     We adopted a stock option plan in July 1999 (the "1999 Plan"). The 1999 Plan authorizes the grant of stock options to our directors, officers, consultants and employees resident in Canada. Under the terms of the Plan, at no time may the number of shares subject to options result in:

(a) the number of shares reserved for issuance pursuant to stock options granted to insiders exceeding 15% of our issued and outstanding shares of Common Stock;
(b) the issuance to insiders, within a one-year period, of a number of shares exceeding 15% of our issued and outstanding shares of Common Stock; or
(c) the issuance to any one individual, within a one-year period, of a number of shares exceeding 5% of our issued and outstanding shares of Common Stock.

     We adopted a second stock option plan in December 2000 (the "2000 Plan"). The 2000 Plan provides for the grant of options to officers, directors, other key employees and consultants of the Company who primarily are resident in the United States to purchase up to an aggregate of 1,500,000 shares of Common Stock. The 2000 Plan is administered by the Board of Directors, which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 2000 Plan. Options granted under the 2000 Plan may be "incentive stock options" as defined in
Section 422 of the United States Internal Revenue Code (the "Code"), or nonqualified options, and will be designated as such. Options covering no more than 500,000 shares of Common Stock may be granted to any one employee in any twelve-month period.

     The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company).
The Code currently limits to $100,000 the aggregate value of Common Stock that may become exercisable in any one year pursuant to incentive stock options under the 2000 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 2000 Plan at an exercise price less than the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired upon exercise of such options in any one year.

     In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate 30 days following termination of employment.

     Options may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 2000 Plan are not transferable (except with the consent of the Company in the case of nonqualified options) and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 2000 Plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 2000 Plan is effective for ten years, unless sooner terminated or suspended.

     The following table sets forth the grants of stock options to the named executive officer during our fiscal year ended June 30, 2000:

----------------------------------------------------------------------------------------------------------------------
                          Number of Securities     % of Total Options/SARS
                        Underlying Options/SARs    Granted to Employees in         Exercise or Base
       Name                     Granted                  Fiscal Year                    Price          Expiration Date
       ----                     -------                  -----------                    -----          ---------------

----------------------------------------------------------------------------------------------------------------------
Michael G. McLean                50,000                      3.8%                        $1.00           July 2, 2004
----------------------------------------------------------------------------------------------------------------------

     The following table sets forth information concerning the value of unexercised stock options held by the named executive officer as of June 30, 2000:

-----------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities             Value of Unexercised
                                                       Underlying Unexercised Options   In-the-Money Options at Fiscal
                        Shares Acquired      Value           at Fiscal Year-End                    Year End
        Name              on Exercise      Realized      (Exercisable/Unexercisable)     (Exercisable/Unexercisable)
        ----              -----------      --------      ---------------------------      ---------------------------

-----------------------------------------------------------------------------------------------------------------------
Michael G. McLean               0              0                 16,666/33,334                    $16,666/$33,334
-----------------------------------------------------------------------------------------------------------------------

Employment Agreements

     We have entered into an employment agreement with Michael G. McLean, our Chief Executive Officer, that commenced in March 2000. Under this agreement, Mr. McLean received an initial monthly salary of (Cdn.) $8,300 which increased to (Cdn.) $12,500 in April 2000. An annual cash bonus equal to up to 75% of the annual salary will be paid, based upon achieving performance standards that are agreed to by Mr. McLean and the Company. Either Mr. McLean or the Company may terminate the agreement at any time. If the Company terminates Mr. McLean's employment agreement without cause, the Company is required to pay him severance equal to a total of nine months salary plus one month for each year or partial year of his employment with the Company.

             DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

     Our by-laws provide that no officer or Director shall be personally liable for any of our obligations of or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on our behalf. Our by-laws also provide that we will indemnify and hold harmless each person who serves at any time as one of our Directors or officers, and his or her heirs and administrators, from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his or her having been a Director or officer, or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such Director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Nevada General Corporation Law. However, no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. The rights accruing to any person under our by-laws do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the by-laws.

     We believe that it is the position of the Securities and Exchange Commission that, insofar as any of the foregoing by-law provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, the provisions are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable.

                           DESCRIPTION OF SECURITIES

     The total authorized share capital stock of the Company consists of 100,000,000 shares of common stock with a par value of $0.001 per share. There are 15,786,662 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held. The common stock ranks equally in all respects. The holders of common stock are entitled to attend and vote at all meetings of our shareholders on the basis of one vote for each share of common stock held by them. The holders of common stock are also entitled to receive dividends if, as and when declared by the Board of Directors on our common stock and to receive our remaining property upon liquidation, dissolution or winding-up.

                           MARKET FOR COMMON EQUITY
                         AND OTHER SHAREHOLDER MATTERS

Market Information
------------------

     Shares of our common stock are traded on the OTC Electronic Bulletin Board under the symbol "PCSP." From August 18, 1998 until the Merger, the common stock of PCS traded on the OTC Electronic Bulletin Board under the symbol "MXTS," reflecting the previous name of PCS as Mex Trans Seafood Consulting Inc. Our common stock began trading on the OTC Electronic Bulletin Board on June 24, 1999 under the symbol "PCSP." The following table sets forth the high and low bid prices for our common stock for the quarters indicated. The information has been adjusted for all periods presented to reflect the reverse stock split of our common stock which occurred in connection with the Merger.

     --------------------------------------------------------------------------------------
     Quarter Ended                                             High                    Low
     --------------------------------------------------------------------------------------
     December 31, 1998                                      $  1.88                $  1.70
     --------------------------------------------------------------------------------------
     March 31, 1999                                            2.50                   1.56
     --------------------------------------------------------------------------------------
     June 30, 1999                                             2.00                   0.78
     --------------------------------------------------------------------------------------
     September 30, 1999                                        2.00                 0.5625
     --------------------------------------------------------------------------------------
     December 31, 1999                                       1.9375                  0.875
     --------------------------------------------------------------------------------------
     March 31, 2000                                          9.6875                   0.97
     --------------------------------------------------------------------------------------
     June 30, 2000                                             5.50                   1.94
     --------------------------------------------------------------------------------------
     September 30, 2000                                        2.28                   1.25
     --------------------------------------------------------------------------------------
     December 31, 2000                                         2.34                  0.625
     --------------------------------------------------------------------------------------

     Quotations posted on the OTC Electronic Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily reflect actual transactions.

Holders
-------

     We have approximately 241 shareholders of record of common stock.

Dividends
---------

     We have not, to date, paid any dividends on our common stock. The payment of dividends on our common stock is within the discretion of the Board of Directors and will depend upon our future earnings, our capital requirements, our financial condition, and other relevant factors. We do not currently intend to declare any dividends on our common stock for the foreseeable future.

                            SELLING SECURITYHOLDERS

     Except as indicated below, none of the selling securityholders has held any position or office or had any other material relationship with us within the past three years. The following table shows the beneficial ownership of our common stock for each of the selling stockholders. The table assumes that the selling stockholders will sell all of the shares and that the selling stockholders will make no other purchases or sales of our common stock. However, the selling stockholders are not obligated to sell their shares at any time or at any price. Therefore, we cannot state with certainty the number of shares of common stock that will be owned by each of the selling stockholders upon the termination of this offering. The number of shares of common stock that each holder may own may also change due to stock splits or other anti-dilution adjustments.

------------------------------------------------------------------------------------------------------------------------------------
                                             Beneficial Ownership                             Beneficial Ownership
                                              Before Offering(1)                               After Offering (1)
---------------------------------- --------------------------------- ---------------------- ----------------------------------------
                                         Number of                      Number of Shares      Number of
           Selling Stockholder             Shares           Percent      Being Offered          Shares           Percent
---------------------------------- --------------------- ------------ -------------------- -------------- --------------------------
Bradley T. Aelicks                          35,000            *                 35,000               0             0
A. Jakubowski Holding Co.                   20,000(2)         *                 20,000(2)            0             0
Algernon Investment Limited                 40,000            *                 40,000               0             0
Al Heaps & Associates                        4,000            *                  4,000               0             0
Donald G. Allison (a)                       25,000            *                 25,000               0             0
Amadro Equities                             35,000            *                 35,000               0             0
Thomas Ball                                 20,000(3)         *                 20,000(3)            0             0
Steve Bastable                              59,000            *                 59,000               0             0
J. A. Beaulieu                               7,838(4)         *                  7,838(4)            0             0
Marty Biegel (b)                            10,000(5)         *                 10,000(5)            0             0
Big Sky Holdings, Inc.                      51,000(6)         *                 51,000(6)            0             0
Don Bolin                                   50,000            *                 50,000               0             0
William Boutillier                           2,400            *                  2,400               0             0
Graham Boyle                                 4,000            *                  4,000               0             0
Daniel J. Brimm                             56,250(7)         *                 56,250(7)            0             0
Tammy Brimm                                  4,000            *                  4,000               0             0
Ward Cameron                                10,000(8)         *                 10,000(8)            0             0
Capilano West Capital Inc.                 230,000          1.4%               230,000               0             0
Capilano West Capital Ventures 1 L.P.       35,000            *                 35,000               0             0
Paul Cargiulo                               25,000            *                 25,000               0             0
Bill Catalano                               35,000            *                 35,000               0             0
CGTF, LLC                                  590,000(9)       3.7%               590,000(9)            0             0
Paul Champagne                              35,000            *                 35,000               0             0
Collins Enterprises                          4,000            *                  4,000               0             0
Erica Crichton                               4,000            *                  4,000               0             0
Amy E. Cutting Revocable
Living Trust                                33,042            *                 33,042               0             0
Rebecca L. Cutting
Revocable Living Trust                      35,583            *                 35,583               0             0
Cypress Capital Management Ltd.             34,000            *                 34,000               0             0
John Dekam                                  35,000            *                 35,000               0             0
Jerome J. DeLuccio (c)                     112,500(10)        *                112,500(10)           0             0
Discovery View Estates                      33,000            *                 33,000               0             0
Brian Donnelly (d)                           7,500(11)        *                  7,500(11)           0             0
Elizabeth A. Eger
Revocable Living Trust                      12,708            *                 12,708               0             0
Stanley Elbaum (e)                          30,000(12)        *                 30,000(12)           0             0
Bob Farley                                   4,000            *                  4,000               0             0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Friend Family Trust Reg. (f)                125,000               *                125,000                0              0
Grant Ferguson                                8,000(13)           *                  8,000(13)            0              0
Eileen Finnigen                               4,000               *                  4,000                0              0
FMWP (BWI) Inc.                               4,000               *                  4,000                0              0
Gordon Friesen                               55,000               *                 55,000                0              0
Robert Gelfand                               36,000               *                 36,000                0              0
Mary Ann Gould (g)                            3,750(14)           *                  3,750(14)            0              0
Robert S. Grigg                              86,250(15)           *                 56,250(15)       30,000              *
Claudio Grubner                              45,000               *                 45,000                0              0
Gerry Hamilton                                4,000               *                  4,000                0              0
Grant Hempell                                44,000               *                 44,000                0              0
Alan Hetherington                            50,000               *                 50,000                0              0
HFIC, Inc.                                  150,000(16)           *                150,000(16)            0              0
Sanford J. Hillsberg (h)                     56,250(17)           *                 56,250(17)            0              0
Bruno Hoffman (i)                             2,250(18)           *                  2,250(18)            0              0
Rey Holdings                                 12,000(19)           *                 12,000(19)            0              0
Ashley Howard (j)                             7,500(20)           *                  7,500(20)            0              0
ICE Consult GmbH (k)                        350,000             2.2%               350,000                0              0
ICE Holdings North America, LLC (l)         278,605(21)         1.7%                28,605          250,000(21)        1.6%
ICE Securities Limited (m)                   68,000               *                 68,000                0              0
ICE Securities - Client Account (n)       1,100,000             7.0%             1,100,000                0              0
ICE Securities - Client Account (o)       3,600,000(22)        21.8%             2,900,000          700,000            4.2%
ICE Securities - Client Account (p)          32,000               *                 32,000                0              0
Frank and Anita Holler                       34,000               *                 34,000                0              0
Keresan Capital Corp.                         8,000               *                  8,000                0              0
John C. Kleinert                             50,000               *                 50,000                0              0
Ross Kondo                                   35,000               *                 35,000                0              0
Richard and Laurie Kraniak JTWROS           600,000(23)         3.7%               600,000(23)            0              0
Josip Kresna                                 35,000               *                 35,000                0              0
Doug Lahay                                   34,000               *                 34,000                0              0
Dick Lee                                      5,000               *                  5,000                0              0
Eung Bum Lee                                  4,000               *                  4,000                0              0
Eva Lee                                      10,000               *                 10,000                0              0
Robert Lee                                   34,000               *                 34,000                0              0
Stella Lee                                    5,000               *                  5,000                0              0
Maurice Levy (q)                             40,000(24)           *                 40,000(24)            0              0
Lloyds TSB Bank plc                         165,000             1.0%               145,000           20,000              *
Fiona Lo                                     70,000               *                 70,000                0              0
Loon Properties                              55,000               *                 55,000                0              0
Sandy MacDougall                             53,500               *                 53,500                0              0
Dick, Ray, Bill and Bon Machin               20,000               *                 20,000                0              0
Anil Madan                                   40,000               *                 40,000                0              0
George Magill                                 4,000               *                  4,000                0              0
Margaret C. Manuel                           33,042               *                 33,042                0              0
Joseph B. Marsh                             127,083               *                127,083                0              0
Patrick J. Mason                             25,417               *                 25,417                0              0
Gordon McConkey                              38,000               *                 38,000                0              0
Gary McDonald                                50,000               *                 50,000                0              0
Dorothy Mae McKim                             4,000(25)           *                  4,000(25)            0              0
Brett McLean (r)                              4,000               *                  4,000                0              0
Don and Barb McLean (s)                         800               *                    800                0              0
Jim McMahon                                   4,000               *                  4,000                0              0
Charlene Meehan                               4,000               *                  4,000                0              0
Ray Melissa                                  63,500               *                 63,500                0              0
M & J Investment Trust (t)                  600,000(26)         3.7%               600,000(26)            0              0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Anthony Murray                                 25,000             *             25,000                  0             0
National Bank Financial                        34,000             *             34,000                  0             0
Mike Newman                                     4,000             *              4,000                  0             0
Aaron Nielsen (u)                               7,500(27)         *              7,500(27)              0             0
Kerry Noon (v)                                  2,000             *              2,000                  0             0
Odlum Brown Ltd. (w)                            2,000             *              2,000                  0             0
Irwin Olian (x)                               385,000(28)       2.4%           385,000(28)              0             0
Danielle Oliver                                35,000             *             35,000                  0             0
Curtis Palmer                                  52,500(29)         *             52,500(29)              0             0
Robert Pellatt                                  4,000             *              4,000                  0             0
Kwee Peng Jo                                   34,000             *             34,000                  0             0
Ennio and Lisa Petrella                        12,708             *             12,708                  0             0
Don Pollard                                     4,000             *              4,000                  0             0
Premier Technology Fund                       100,000             *            100,000                  0             0
Peter Reid                                      4,000             *              4,000                  0             0
David Risley                                    4,160             *              4,160                  0             0
Harry Ross                                     75,000(30)         *             75,000(30)              0             0
Paul T. Rubery, Jr.                            51,000(31)         *             51,000(31)              0             0
Wayne Leslie Saxbee                             6,000             *              6,000                  0             0
Ken H. Schaeffers                              38,000             *             38,000                  0             0
Edwin B. Shaw and Felicia P. Shaw
Jt. Tenants                                    25,417             *             25,417                  0             0
Edwin B. Shaw, Robert B. Nelson & Dawn                            *             25,417                  0             0
 E. Kidd, TTEES                                25,417
Lyle H. Shuert
Revocable Living Trust                         25,417             *             25,417                  0             0
Matthew Charles Shuert and Kelly Rosa
 Shuert                                        12,708             *             12,708                  0             0
Mark R. Siewart                               112,500(32)         *            112,500(32)              0             0
Sitrick & Company, Inc. (y)                    34,000             *             34,000                  0             0
Andrew P. Smith (z)                            25,000             *             25,000                  0             0
Edyta Smith (aa)                               25,000             *             25,000                  0             0
Robert A. Spence                                4,000             *              4,000                  0             0
Paul Stanley                                  127,083             *            127,083                  0             0
Roma Stewart                                   35,000             *             35,000                  0             0
Tavisco Ltd. (bb)                             150,000             *            150,000                  0             0
William Trimble                                34,000             *             34,000                  0             0
Troy & Gould Profit Sharing Plan FBO
 William D. Gould (cc)                         47,250(33)         *             47,250(33)              0             0
Valor Invest Ltd.                              50,000             *             50,000                  0             0
Pamela Anne Vandy                              34,000             *             34,000                  0             0
William H. Vanover                             12,708             *             12,708                  0             0
Virgin Capital Corp.                           16,395             *             16,395                  0             0
Harjit Virk                                    35,000             *             35,000                  0             0
Richard M. Wilson                               4,000             *              4,000                  0             0
David and Terry Wohlberg (dd)                 160,000(34)         *            150,000(34)         10,000             *
Wolverton Securities Ltd. (ee)                504,000(35)       3.1%           504,000(35)              0             0
Chris Wong                                     40,000             *             40,000                  0             0
Martin Woodward                                38,000             *             38,000                  0             0
Paul Woodward                                  38,800             *             38,800                  0             0
Darryl J. Yea                                 100,000             *            100,000                  0             0
------------------------------------------------------------------------------------------------------------------------------------
                                                              TOTAL         11,691,331(36)
------------------------------------------------------------------------------------------------------------------------------------

________________________
* Indicates less than 1% beneficial ownership.

(a) Mr. Allison is the Chief Financial Officer of ICE Holdings North America, LLC, which has provided us with investment banking services since December 1999.
(b) Mr. Biegel served as a financial consultant for us from August, 1999 to May, 2000.
(c)  Mr. DeLuccio is one of our Directors.
(d)  We have employed Mr. Donnelly as Sales Director since December 1999.
(e) Mr. Elbaum served as a financial consultant for us from June 1999 until December, 2000.
(f) Friend Family Trust Reg. is affiliated with ICE Holdings North America, LLC, which has provided us with investment banking services since December 1999.
(g) Ms. Gould is the wife of William D. Gould, who is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(h) Mr. Hillsberg is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(i)  We have employed Mr. Hoffman as Sales Director since December 1999.
(j)  We have employed Ms. Howard in several capacities since January 2000.
(k) ICE Consult GmbH is an affiliate of ICE Holdings North America, LLC, which has provided us with investment banking services since December 1999.
(l)  ICE Holdings North America, LLC.
(m)  ICE Securities Limited is an affiliate of ICE Holdings North America, LLC.
(n) ICE Securities Limited holds these shares in a client account for Meditor Capital Management Ltd., which is the beneficial owner of the shares. Meditor Capital Management Ltd. is an affiliate of Meditor Capital Management (Bermuda) Ltd.
(o) ICE Securities Limited holds these shares in a client account for Meditor Capital Management (Bermuda) Ltd., which is the beneficial owner of the shares. Meditor Capital Management (Bermuda) Ltd. Is an affiliate of Meditor Capital Management Ltd.
(p) ICE Securities Limited holds these shares in a client account for Derham O'Neill, who is the beneficial owner of the shares.
(q)  Mr. Levy has served as a financial consultant for us since August, 1999.
(r)  Brett McLean is a cousin of Michael McLean, who is our President and CEO.
(s) Don and Barb McLean are an uncle and aunt, respectively, of Michael McLean, who is our President and CEO.
(t) M & J Investment Trust is affiliated with Mike Lee & Associates, which provided us with financial consulting services in connection with our private placement of convertible notes in February 2000.
(u) We have employed Mr. Nielsen as Manager, Finance and Investor Relations since May 1999.
(v) Ms. Noon served as our Controller from our inception in December 1997 until November, 2000.
(w) Odlum Brown provided us with financial consulting services in connection with our private offering of common stock in April 1999.
(x)  Mr. Olian has served as a financial consultant for us since June, 1999.
(y) Sitrick and Company provided us with investor relations services from October 1999 to May 2000.
(z) Mr. Smith is the managing director of ICE Holdings North America LLC, which has provided us with investment banking services since December 1999.
(aa) Ms. Smith is the mother of Andrew Smith, who is a managing director of ICE Holdings North America LLC, which has provided us with investment banking services since December 1999.
(bb) Tavisco Ltd. is owned by Raymond Glath and Beverley Ann Glath. Mr. Glath was employed by the Company as Senior Software Architect from June, 2000 until November, 2000.
(cc) Mr. Gould is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(dd) Mr. Wohlberg is of counsel to Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(ee) Wolverton Securities Ltd. provided us with financial consulting services in connection with our private offering of common stock in March 2000.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(2)  Consists of shares issuable upon exercise of warrants.
(3)  Consists of shares issuable upon exercise of warrants.
(4)  Consists of shares issuable upon exercise of warrants.
(5)  Consists of shares issuable upon exercise of options.
(6)  Includes 17,000 shares issuable upon exercise of warrants.
(7)  Includes 18,750 shares issuable upon exercise of warrants.
(8)  Includes 7,000 shares issuable upon exercise of warrants.
(9)  Includes 240,000 shares issuable upon exercise of warrants.

(10) Includes 37,500 shares issuable upon exercise of warrants.
(11) Includes 2,500 shares issuable upon exercise of warrants.
(12) Consists of shares issuable upon exercise of warrants.
(13) Consists of shares issuable upon exercise of warrants.
(14) Includes 1,250 shares issuable upon exercise of warrants.
(15) Includes 18,750 shares issuable upon exercise of warrants.
(16) Includes 50,000 shares issuable upon exercise of warrants.
(17) Includes 18,750 shares issuable upon exercise of warrants.
(18) Includes 750 shares issuable upon exercise of warrants.
(19) Consists of shares issuable upon exercise of warrants.
(20) Includes 2,500 shares issuable upon exercise of warrants.
(21) Includes 250,000 shares issuable upon exercise of warrants but does not include an additional 250,000 shares issuable pursuant to warrants that are anticipated to be issued to ICE Holdings North America (or its affiliate).
(22) Includes 700,000 shares issuable upon exercise of warrants.
(23) Consists of shares issuable upon exercise of warrants.
(24) Consists of shares issuable upon exercise of options.
(25) Consists of shares issuable upon exercise of warrants.
(26) Consists of shares issuable upon exercise of warrants.
(27) Includes 2,500 shares issuable upon exercise of warrants.
(28) Consists of 330,000 shares issuable upon exercise of warrants and 55,000 shares issuable upon the exercise of options.
(29) Includes 17,500 shares issuable upon exercise of warrants.
(30) Includes 25,000 shares issuable upon exercise of warrants.
(31) Includes 17,000 shares issuable upon exercise of warrants.
(32) Includes 37,500 shares issuable upon exercise of warrants.
(33) Includes 15,750 shares issuable upon exercise of warrants.
(34) Includes 50,000 shares issuable upon exercise of warrants.
(35) Consists of shares issuable upon exercise of warrants.
(36) Includes 2,715,838 shares issuable upon exercise of warrants and 105,000 shares issuable upon exercise of options.


                             PLAN OF DISTRIBUTION

     As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' shares of common stock We will pay the costs and fees of registering the shares of common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares.

     The selling stockholders may sell the shares of common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

     . a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

     . purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

     . ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the shares of common stock, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

     . enter into transactions involving short sales of the shares by broker-dealers;

     . sell shares short themselves and redeliver the shares to close out their short positions;

     . enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

     . loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the shares of common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act.

     In addition to selling their shares under this prospectus, the selling stockholders may:

     . agree to indemnify any broker-dealer or agent against liabilities related to the selling of the shares, including liabilities arising under the Securities Act of 1933;

     . transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or

     . sell their shares under Rule 144 of the Securities Act of 1933 rather than under this prospectus, if the transaction meets the requirements of Rule 144.

                                    EXPERTS

     Our financial statements for the years ended June 30, 2000 and June 30, 1999 have been included in this prospectus in reliance upon the report of KPMG LLP, Vancouver, British Columbia, Canada, appearing elsewhere in this prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

     The report of KPMG LLP covering the June 30, 2000 financial statements contains an explanatory paragraph that states that our recurring losses from operations and negative cash flows from operations raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                                 LEGAL MATTERS

     Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Troy & Gould Professional Corporation, together with certain members and of counsel of that firm and their spouses own in the aggregate 181,500 shares of our common stock and warrants to purchase 85,750 shares of our common stock.



                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On July 15, 1999, the Company engaged KPMG LLP, Vancouver, British Columbia, Canada, as its principal accountant to audit the Company's financial statements. Neither the Company nor its predecessor for accounting purposes, RTI, had engaged any accountants prior to the engagement of KPMG LLP.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 under the Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by PCsupport.com, Inc. can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy statements, information statements and other information concerning PCsupport.com, Inc. at the site located at http://www.sec.gov. This prospectus does not contain all the information in the registration statement and its exhibits which we have filed with the Commission under the Securities Act and to which reference is made.

     We "incorporate by reference" into this prospectus the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the time that all the common stock offered by this prospectus has been sold:

     .    Our annual report on Form 10-KSB for the fiscal year ended June 30,
          2000

     . Our quarterly report on Form 10-QSB for the quarter ended September 30, 2000

     .    Our quarterly report on Form 10-QSB for the quarter ended December 31,
          2000

     .    Our Current Report on Form 8-K filed on December 8, 2000

     .    Our Current Report on Form 8-K filed on September 21, 2000

     . The description of our common stock contained in our Registration Statement on Form 10-SB filed October 18, 1999, and as amended November 23, 1999 and January 12, 2000 and any amendment or report filed for the purpose of updating such description

     . All subsequent documents filed by us Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: PCsupport.com. Inc. 3605, Gilmore Way, 3/rd/ Floor, Burnaby, British Columbia, Canada, V5G 4X5, (818) 737-4000.

                         INDEX TO FINANCIAL STATEMENTS

Audited Annual Financial Statements
-----------------------------------

Independent Auditors' Report to Annual Financial Statements.....................      F-2

Balance Sheets as of June 30, 2000 and 1999.....................................      F-3

Statements of Operations for the Years Ended June 30, 2000 and 1999, and the
Period from December 10, 1997 (inception) to June 30, 2000......................      F-4

Statements of Stockholders' Equity for the Years Ended June 30, 2000 and 1999
and the Period from December 10, 1997 (inception) to June 30, 2000..............      F-5

Statements of Cash Flows for the Years Ended June 30, 2000 and 1999 and the
Period from December 10, 1997 (inception) to June 30, 2000......................      F-6

Notes to Annual Financial Statements............................................      F-7

Unaudited Interim Financial Statements
--------------------------------------

Balance Sheets as of December 31, 2000 and June 30, 2000........................     F-22

Statements of Operations for the Six Months Ended December 31, 2000 and 1999 and
for the Three Months Ended December 31, 2000 and December 31, 1999..............     F-23

Statements of Stockholders' Equity for the Six Months Ended December 31, 2000...     F-24

Statements of Cash Flows for the Six Months Ended December 31, 2000 and 1999....     F-25

Notes to Interim Financial Statements...........................................     F-26

                     PCSUPPORT.COM,  INC.  AND  SUBSIDIARY
                       (A Development Stage Enterprise)
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
PCSupport.com, Inc.

We have audited the consolidated balance sheets of PCSupport.com, Inc. and subsidiary (a Development Stage Enterprise) as of June 30, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 2000 and 1999 and for the period from December 10, 1997 (inception) to June 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of PCSupport.com, Inc. and subsidiary as of June 30, 2000 and 1999, and the results of their operations and their cash flows for the years ended June 30, 2000 and 1999 and for the period from December 10, 1997 (inception) to June 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"KPMG LLP"

 /s/  KPMG LLP
---------------


Chartered Accountants


Vancouver, Canada

August 25, 2000, except with respect
to notes 10(e) and 10(f) which are as
of September 15, 2000

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

                          Consolidated Balance Sheets
                          (Expressed in U.S. Dollars)

                            June 30, 2000 and 1999



                                                                           2000          1999
                                                                      ---------     ---------
                                    Assets
Current assets:
    Cash and cash equivalents                                         $ 5,149,290   $  795,809
    Goods and services taxes recoverable and other receivables             89,933       14,728
    Prepaid expenses and deposits                                         335,113       33,950
    Other current assets                                                  111,860       49,256
                                                                      -----------   ----------

      Total current assets                                              5,686,196      893,743

Property and equipment (note 4)                                           411,817       11,210

Deferred acquisition costs                                                 25,000            -

Intangible assets (note 5)                                                  7,052        2,697
                                                                      -----------   ----------

                                                                      $ 6,130,065   $  907,650
                                                                      ===========   ==========

                     Liabilities and Stockholders' Equity


Current liabilities:
    Accounts payable and accrued liabilities                          $   657,050   $   68,266

Stockholders' equity (note 6):
    Common stock, $0.001 par value, authorized 100,000,000 shares;
     issued 10,477,662 shares in 2000 and 6,007,169 shares in 1999         10,478        6,007
    Additional paid-in capital                                         13,765,041    1,981,782
    Deferred stock compensation                                          (387,563)    (198,909)
    Deficit accumulated during the development stage                   (7,914,941)    (949,496)
                                                                      -----------   ----------

     Total stockholders' equity                                         5,473,015      839,384
                                                                      -----------   ----------

Commitments and contingencies (note 7)
Subsequent events (note 10)

                                                                      $ 6,130,065   $  907,650
                                                                      ===========   ==========

See accompanying notes to consolidated financial statements.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

                     Consolidated Statements of Operations
                          (Expressed in U.S. Dollars)



                                                                                       Period from
                                                                                      December 10,
                                                                                              1997
                                                     Year ended       Year ended    (inception) to
                                                  June 30, 2000    June 30, 1999     June 30, 2000
                                                  -------------    -------------    --------------
Revenue:
   Support center                                  $        340       $        -      $        340
   Online backup                                         29,142               99            29,241
                                                  -------------       ----------      ------------
                                                         29,482               99            29,581

Operating expenses:
   Support center and online back-up                    197,166               86           197,252
   Development costs                                    923,259           17,646           943,719
   Marketing and promotion                            1,418,465          118,273         1,657,656
   General and administrative                         1,287,219          138,592         1,484,373
   Stock-based compensation expense                     412,246          486,191           898,437
                                                  -------------       ----------      ------------
                                                      4,238,355          760,788         5,181,437
                                                  -------------       ----------      ------------

Loss from operations                                 (4,208,873)        (760,689)       (5,151,856)

Interest expense, net (note 6(a)(ii))                 2,756,572            6,513         2,763,085
                                                  -------------       ----------      ------------

Loss for the period                                $ (6,965,445)      $ (767,202)     $ (7,914,941)
                                                  =============       ==========      ============

Net loss per common share, basic and diluted       $      (1.01)      $    (0.46)     $      (2.22)
                                                  =============       ==========      ============

Weighted average common shares outstanding,
 basic and diluted                                    6,884,464        1,659,455         3,572,640
                                                  =============       ==========      ============

See accompanying notes to consolidated financial statements.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

                Consolidated Statements of Stockholders' Equity
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999
          Period from December 10, 1997 (inception) to June 30, 2000

                                                                                                              Deficit
                                                                                                          Accumulated
                                                                             Additional      Deferred          During          Total
                                                         Common Shares          Paid-in         Stock     Development  Stockholders'
                                                     --------------------
                                                     Shares        Amount       Capital  Compensation           Stage         Equity
                                                     ------        ------   -----------  -------------    -----------  -------------

Balance, December 10, 1997 (inception)                  200      $     -   $         -    $         -   $           -   $         -
Issuance of common stock for services
 in January, valued at $.13 per share               489,800          490        65,157              -               -        65,647
Sale of common stock in January, $0.13 per share    510,000          510        67,642              -               -        68,152
Net loss                                                  -            -             -              -        (182,294)     (182,294)
                                                 ----------      -------   -----------    -----------   -------------   -----------

Balance, June 31, 1998                            1,000,000        1,000       132,799              -        (182,294)      (48,495)

Fair value of common stock purchase
 warrants granted to creditor                             -            -         8,407              -               -         8,407
Sale of common stock in January,
 approximately $.85 per share, net of
 issuance costs of $131,708                         291,838          292       116,062              -               -       116,354
Issuance of common stock for services
 in January and May, valued at
 approximately $.85 per share                        52,848           53        45,101              -               -        45,154
Conversion of note payable to common stock           66,029           66       109,977              -               -       110,043
Issuance of common stock for services
 in January                                          63,440           63        53,861              -               -        53,924
Issuance of common stock for services
 in April                                         1,500,000        1,500       777,620       (392,356)              -       386,764
Amortization of deferred stock compensation               -            -             -         45,247               -        45,247
Issuance of common stock for acquisition
 in June, net of acquisition costs of
 $46,753 (note 3)                                 3,033,014        3,033       886,155              -               -       889,188
Treasury stock repurchased by Company in
 June, not cancelled                               (285,000)           -      (148,200)       148,200               -             -
Net loss                                                  -            -             -              -        (767,202)     (767,202)
                                                 ----------      -------   -----------    -----------   -------------   -----------

Balance, June 31, 1999                            5,722,169        6,007     1,981,782       (198,909)       (949,496)      839,384

Exercise of warrants in July, 1999                   68,400           69        58,197              -               -        58,266
Shares issued in exchange for service                 4,160            4         6,504              -               -         6,508
Fair value of options issued to employees
 and consultants                                          -            -       600,900       (600,900)              -             -
Conversion of notes payable in January,
 net of $5,803 in cash financing costs
 (note 6(a)(i))                                     350,000          350       494,747              -               -       495,097
Fully paid warrants issued as financing
 compensation cost (note 6(a)(ii))                        -            -     1,794,000     (1,794,000)              -             -
Beneficial conversion feature of notes
 payable issued in February (note 6(a)(ii))               -            -     1,000,000              -               -     1,000,000
Amortization of deferred stock compensation               -            -             -      2,206,246               -     2,206,246
Sale of units in March and April, $2.00 per
 unit, net of $38,820 in cash financing
 costs                                              666,000          666     1,292,514              -               -     1,293,180
Sale of common stock in March, $2.00 per
 share, net of $36,222 in cash financing
 costs                                            2,054,000        2,054     4,069,724              -               -     4,071,778
Exercise of warrants in March for cash              140,600          141       188,263              -               -       188,404
Sale of common stock in April, $2.00 per
 share                                              34,000           34        67,966              -               -        68,000
Sale of common stock in April, $2.125 per
 share, net of $175,694 in cash financing
 costs                                              645,000          645     1,194,286              -               -     1,194,931
Conversion of promissory notes payable in
 May (note 6(a)(ii))                                508,333          508     1,016,158              -               -     1,016,666
Net loss                                                  -            -             -              -      (6,965,445)   (6,965,445)
                                                 ----------      -------   -----------    -----------   -------------   -----------

Balance, June 31, 2000                           10,192,662      $10,478   $13,765,041    $  (387,563)  $  (7,914,941)  $ 5,473,015
                                                 ==========      =======   ===========    ===========   =============   ===========

     See accompanying notes to consolidated financial statements.

                      PCSUPPORT.COM, INC. and subsidiary
                       (A Development Stage Enterprise)

                     Consolidated Statements of Cash Flows
                          (Expressed in U.S. Dollars)


                                                                                                Period from
                                                                                               December 10,
                                                                                                       1997
                                                           Year ended        Year ended      (inception) to
                                                        June 30, 2000     June 30, 1999       June 30, 2000
                                                        -------------     -------------      -------------
Cash flows from operating activities:
 Loss for the period                                    $ (6,965,445)      $ (767,202)      $ (7,914,941)
 Items not affecting cash:
  Depreciation and amortization                              108,972            5,336            114,927
  Common stock issued in exchange for services                 6,508          440,944            513,099
  Deemed discount amortization on promissory note          1,000,000                -          1,000,000
  Amortization of deferred stock compensation              2,206,246           45,247          2,251,493
  Discount on notes payable                                        -            8,407              8,407
  Loss on debt extinguishments and other                      17,566                -             17,566
 Changes in operating assets and liabilities:
  Goods and services taxes recoverable and
   other receivables                                         (75,205)         (14,728)           (89,933)
  Prepaid expenses and deposits                             (326,163)         (33,950)          (360,113)
  Other current assets                                       (62,604)         (49,014)          (111,860)
  Accounts payable and accrued liabilities                   588,784           64,556            657,050
                                                        ------------       ----------       ------------

    Net cash used in operating activities                 (3,501,341)        (300,404)        (3,914,305)
                                                        ------------       ----------       ------------

Cash flows from investing activities:
 Purchase of property and equipment                         (507,357)         (13,055)          (523,733)
 Purchase of intangible asset                                 (6,577)          (3,486)           (10,063)
                                                        ------------       ----------       ------------

    Net cash used in investing activities                   (513,934)         (16,541)          (533,796)
                                                        ------------       ----------       ------------

Cash flows from financing activities:
 Proceeds from issuance of notes payable                           -           62,314            110,043
 Proceeds from issuance of bridge loan                             -           17,088             17,088
 Repayment of bridge loan                                          -          (17,088)           (17,088)
 Cash acquired in acquisition                                      -          888,932            888,932
 Cash costs of conversion of debt to equity                   (5,803)               -             (5,803)
 Proceeds from promissory notes                            1,500,000                -          1,500,000
 Proceeds from exercise of share purchase warrants           246,670                -            246,670
 Net proceeds from sale of common stock                    6,627,889          161,508          6,857,549
                                                        ------------       ----------       ------------

    Net cash provided by financing activities              8,368,756        1,112,754          9,597,391
                                                        ------------       ----------       ------------

Net increase in cash and cash equivalents                  4,353,481          795,809          5,149,290

Cash and cash equivalents at beginning of period             795,809                -                  -
                                                        ------------       ----------       ------------

Cash and cash equivalents at end of period              $  5,149,290       $  795,809       $  5,149,290
                                                        ============       ==========       ============

Supplemental disclosure:
 Cash paid for:
  Income taxes                                          $          -       $        -       $          -
  Interest                                                     7,200                -              7,200
 Non-cash activities:
  Notes payable and promissory notes
  converted into common stock                              1,516,666          110,043          1,626,709
  Deferred stock compensation                              2,394,900          392,356          2,787,256
  Treasury stock acquired                                          -              285                285
  Discount on promissory note payable                      1,000,000                -          1,000,000
  Discount on notes payable                                        -            8,407              8,407
  Common stock issued for services                             6,508          486,191            558,346

See accompanying notes to consolidated financial statements.

                      PCSUPPORT.COM, INC. and subsidiary
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

1.   Nature of development stage activities:

     Mex Trans Seafood Consulting, Inc. was incorporated in Texas on February 13, 1989 and was a holding company prior to its merger with Reconnaissance Technologies Inc. ("Reconnaissance"). In anticipation of this merger, a shell company was incorporated in Nevada in April, 1999 and Mex Trans Seafood Consulting, Inc. was merged into it, with PCSupport.com, Inc. ("PCS") as the surviving company. PCS had no substantive operations at that time. In June 1999, PCS merged with Reconnaissance, with PCSupport.com, Inc. (the "Company") being the surviving corporation (note 2(a)). The Company currently operates in one business segment and is in the business of developing and commercializing support services for the personal computer market. The Company's services include providing daily secured backup of personal computer hard-drives over the Internet, overnight laptop replacements and an aggregation of web-based computer support services.

     These consolidated financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's future operations are dependent upon the market's acceptance of its services and the Company's ability to secure cost effective third party license and service supply agreements. There can be no assurance that the Company's services will be able to secure market acceptance or that cost effective license and service supply agreements will exist or continue to exist. As of June 30, 2000, the Company is considered to be in the development stage as the Company has not generated significant revenues, is continuing to develop its business, and has experienced negative cash flow from operations. Operations have primarily been financed through the issuance of common stock and debt. The Company does not have sufficient working capital to sustain operations until the end of the year ended June 30, 2001. The Company has contracted with third parties to assist them in securing funds through additional debt or equity financings. Such financings may not be available or may not be available on reasonable terms.


2.   Significant accounting policies:

     (a)  Reverse take-over and basis of presentation:

          On June 23, 1999, PCS merged with Reconnaissance, with
          Reconnaissance's stockholders receiving the largest number of shares and control of the Company. Accordingly, Reconnaissance is deemed the accounting acquirer for financial statement purposes.

          The acquisition is accounted for as a reverse take-over using the purchase method. The Company's historical financial statements reflect the results of operations and cash flows of Reconnaissance from the date of its incorporation on December 10, 1997 under the Company Act (British Columbia). During June, 1999, Reconnaissance continued its incorporation into Wyoming. The historical stockholders' equity gives effect to the shares issued to the stockholders of Reconnaissance. The financial position and results of operations of PCS are included from the date of acquisition, June 23, 1999.

     (b)  Basis of consolidation:

          These consolidated financial statements have been prepared using generally accepted accounting principles in the United States. The financial statements include the accounts of the Company's wholly-owned subsidiary, Reconnaissance International Ltd. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     (c)  Use of estimates:

          The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported revenues and expenses for the reporting periods. Actual results may significantly differ from these estimates.

     (d)  Contract revenue recognition:

          Revenue from customer support service contracts is recognized over the term of the customer support agreement. The Company also provides web-based computer solutions to customers, including developing customized branded web-based support portals or other products. Revenue from these services are recognized when the product is delivered and no significant performance obligations remain. For longer-term contracts with significant customization, the Company recognizes revenue based on the percentage of completion method of accounting.

          Anticipated losses on contracts are charged to earnings as soon as such losses can be estimated. Changes in estimated profits on contracts are recognized during the period in which the change in estimate is known.

     (e)  Foreign currency:

          The functional currency of the Company and its subsidiary is the United States dollar. Transactions in foreign currencies are translated to United States dollars at the rates in effect on the transaction date. Exchange gains or losses arising on translation or settlement of foreign currency denominated monetary items are included in the consolidated statement of operations.

     (f)  Cash and cash equivalents:

          The Company considers all short-term investments with a maturity date at purchase of three months or less to be cash equivalents.

     (g)  Prepaid expenses and deposits:

          Prepaid expenses and deposits primarily includes prepaid advertising and software license fees and deposits relating to its office operating leases.

     (h)  Property and equipment:

          Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives as follows:


               Computer equipment and software                 2 years
               Furniture and fixtures                          7 years
               Office equipment                                7 years
               Leasehold improvements              Over the lease term

          The cost of maintenance and repairs are charged to expenses as incurred. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. If the sum of future cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount, an impairment loss is recognized for the excess of the carrying amount of the asset over the fair value of the asset.

     (i)  Income taxes:

          The Company follows the asset and liability method of accounting for income taxes. Under this method, current taxes are recognized for the estimated income taxes payable for the current period.

          Deferred income taxes are provided based on the estimated future tax effects of temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases as well as the benefit of losses available to be carried forward to future years for tax purposes.

          Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the substantive enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

     (j)  Research and development:

          Research and development costs are expensed when incurred.

          The Company accounts for the costs of developing and maintaining its web site in accordance with EITF 00-02 and SOP 98-1. Costs incurred during the preliminary project stage are expensed as incurred. Costs incurred during the application development stage are capitalized and costs incurred during the operating stage are expensed, unless they represent upgrades or enhancements that result in additional functionality. Costs capitalized are reviewed for impairment in accordance with SFAS 121. Also included in development costs are costs incurred to develop branded support portals for third parties under contract.

     (k)  Net loss per share:

          Basic earnings per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock issuances outstanding during the period. As the Company has a net loss in each of the periods presented, basic and diluted net loss per share is the same.

          Excluded from the computation of diluted loss per share for the year ended June 30, 2000 are warrants to purchase 2,965,838 (1999 - 311,838) shares of common stock and options to purchase 1,311,869 (1999 - nil) shares of common stock because their effects would be anti-dilutive.

     (l)  Stock-based compensation:

          The Company accounts for its stock-based compensation arrangement in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense under fixed plans would be recorded on the date of grant only if the market value of the underlying stock at the date of grant exceeded the exercise price. The Company recognizes compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received based upon the fair value of the services or equity instruments issued, whichever is more reliably determined. This information is presented in note 6(b)(ii).

          SFAS No. 123, Accounting for Stock Based Compensation, requires entities that continue to apply the provisions of APB Opinion No. 25 for transactions with employees to provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. This information is presented in note 6(b)(i).

     (m)  Comparative figures:

          Certain comparative figures have been reclassified to conform to the basis of presentation adopted for the current period.


3.   Acquisitions:

     In June, 1999, PCS merged with Reconnaissance. As described in note 2(a), the acquisition was a reverse take-over with Reconnaissance being the deemed accounting acquirer for financial statements purposes.

     Net assets acquired through the issuance of common stock consisted of cash and cash equivalents with a fair value of $935,685. The cash and cash equivalents held by PCS were obtained through a private placement. Acquisition related costs of $46,753 were incurred and were recorded as a decrease in the acquisition amount carried in stockholders' equity.

     The following table reflects unaudited pro forma information which combines the operations of PCS and Reconnaissance for the year ended June 30, 1999 and the period from December 10, 1997 (inception) to June 30, 1998 as if the acquisition of PCS had taken place at the beginning of the period. There were no pro forma adjustments required in combining this information of these two entities. This pro forma information does not reflect any non-recurring charges or credits directly attributable to the transaction. This pro forma information does not purport to be indicative of the revenues and net loss that could have resulted had the acquisition been in effect for the period presented and is not intended to be a projection of future results or trends.

                                                           Period from
                                                           December 10,
                                    Year ended         1997 (inception)
                                      June 30,              to June 30,
                                          1999                     1999
                                    ----------         ----------------

   Revenue                           $      99             $         99

   Expenses:
    On-line back-up                         86                       86
    Research and development            17,646                   20,460
    Marketing and promotion            477,103                  598,021
    General and administrative         317,685                  376,247
    Interest, net                        6,513                    6,513
                                    ----------             ------------

   Net loss for the period          $ (818,934)            $ (1,001,228)
                                    ==========             ============

   Net loss per share               $    (0.14)            $      (0.23)
                                    ==========             ============


4. Property and equipment:

   Property and equipment consists of the following:

                                                       June 30,
                                           ---------------------------
                                                2000              1999
                                           ---------          --------

   Computer equipment                      $ 335,546          $ 14,173
   Furniture and fixtures                     51,608             1,584
   Office equipment                           64,184                 -
   Leasehold improvements                     71,776                 -
                                           ---------          --------
                                             523,114            15,757
   Less accumulated depreciation             111,297             4,547
                                           ---------          --------

                                           $ 411,817          $ 11,210
                                           =========          ========

5. Intangible assets:

   Intangible assets includes the cost of acquiring the Company's World Wide Web domain names and trademarks and is amortized straight-line over a three year period.

6.  Stockholders' equity:

    (a)  Convertible debt:

         (i)   Promissory notes:

               In November, 1999, the Company issued promissory notes to an investor totaling $500,000 with interest payable monthly, not in advance, at a rate of 10% per annum. On January 11, 2000, the Company agreed to convert the notes into 350,000 common shares and warrants to purchase 240,000 common shares at a price of $1.40 per share. The loss on extinguishment of the debt was approximately $900.

          (ii) Convertible promissory notes:

               On February 29, 2000, the Company issued promissory notes ("Convertible Promissory Notes") to private investors totaling $1,000,000, convertible into common stock of the Company at a conversion rate of $2.00 per common share. The notes bore interest at an annual rate of 10% and payable monthly. The notes carried a beneficial conversion feature valued at $1,250,000, equal to the aggregate excess of the market value of the Company's common shares at the date of agreement over the conversion rate. The beneficial conversion feature recorded was limited to the proceeds of the promissory note offering of $1,000,000 and was amortized to interest expense over the period to the earliest conversion date, which resulted in full amortization of the $1,000,000 to interest expense during the year.

               The notes, including $16,666 in accrued interest, were converted in May 2000 into 508,333 common shares.

               Under the terms of the financing agreement, the Company granted 1,000,000 "A" warrants and 500,000 "B" warrants to its agent for the $1,000,000 Convertible Promissory Notes financing and for future general financing services. Each "A" warrant entitles the holder to acquire one common share at an exercise price of $1.25 per share to February 28, 2001 and $1.75 thereafter to February 28, 2002. Each "B" warrant entitles the holder to acquire one common share at an exercise price of $2.00 per share to February 28, 2001 and $2.50 thereafter to February 28, 2002. The estimated fair value of the warrants of $1,794,006 was recorded as deferred financing costs and was amortized to interest expense over the period to the earliest conversion date, which resulted in full amortization of the $1,794,000 to interest expense during the current year.

    (b) Stock options and stock-based compensation:

        (i)  Stock options:

             On July 2, 1999, the Company adopted a fixed stock option plan that provides for the issuance of incentive and non-qualified stock options to officers, directors, employees, and consultants to acquire shares of the Company's common stock.

             The Board of Directors determines the terms of the options granted, including the number of options granted, the exercise price and the vesting schedule. The exercise price for qualified incentive stock options shall not be less than the fair market value of the underlying stock at the date of grant, and have terms no longer than five years from the date of grant. Subsequent to year end, the Company amended certain terms of its stock option plan (note 10(a)).

             Stock option activity since the inception of the plan is presented below:


                                                                                                          Weighted
                                                                                          Number           average
                                                                                         of shares  exercise price
                                                                                         ---------  --------------
             Outstanding, July 1, 1999                                                           -        $      -
             Granted                                                                     1,311,869            2.32
             Exercised                                                                           -               -
             Cancelled                                                                           -               -
                                                                                         ---------        --------

             Outstanding, June 30, 2000                                                  1,311,869        $  $2.32
                                                                                         =========        ========

             The following table summarizes the stock options outstanding at June 30, 2000:



                                                             Options outstanding                  Options exercisable
                                                 -------------------------------------------  ---------------------------
                                                                Weighted
                                                                average          Weighted                     Weighted
                                                  Number       remaining         average        Number        average
             Range of exercise price             of shares  contractual life  exercise price  exercisable  exercise price
             -----------------------             ---------  ----------------  --------------  -----------  --------------
             $1.00 - $1.50                         691,000         4.1 years            1.01      314,750            1.01
             $1.69 - $2.48                         201,369         4.9 years            2.02      119,008            1.99
             $2.67 - $3.95                         105,000         4.9 years            3.14        3,194            3.21
             $4.22 - $6.06                         314,500         4.8 years            5.10       28,167            5.08
                                                 ---------         ---------            ----      -------            ----

                                                 1,311,869         4.5 years            2.32      465,119            1.52
                                                 =========         =========            ====      =======            ====

             As at June 30, 2000, 465,119 stock options have vested and are exercisable. The weighted average fair value of the options granted during the year ended June 30, 2000 was $1.72 per option.

        (i)  Stock options (continued):

             As explained in note 2(l), the Company adopted only the disclosure provisions of FAS No. 123 for options granted under the existing employee stock option plan. FAS No. 123 uses a fair value method of calculating the cost of stock option grants. Had compensation cost for the employee stock option plan been determined by this method, loss and basic loss per share would have been as follows:

                                                        June 30, 2000
                                                        -------------
             Loss:
                As reported                             $(6,965,445)
                Pro-forma                                (7,295,259)
                                                        ===========

             Basic loss per share:
                As reported                             $     (1.01)
                Pro-forma                                     (1.06)
                                                        ===========

             The Company recognizes the calculated compensation cost at the date of granting the stock options on a straight-line basis over the vesting period.

             The Company has estimated the fair value of each option on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:


                                                              June 30, 2000
                                                              -------------
             Expected dividend yield                                      -
             Expected stock price volatility                             70%
             Risk-free interest rate                                      6%
             Expected life of options                                4 years

        (ii) Stock-based compensation:

             In January, 1998, the Company recorded non-cash compensation expense of $65,647 related to the sale of 489,800 common shares at $0.01 per share to certain stockholders and officers of the Company. The fair value of the common shares was estimated at $0.13 per share at the time of the transaction.

             In January, 1999, the Company recorded non-cash interest expense of $8,407 related to the issuance of warrants to purchase 20,000 shares of common stock. The warrants were exercisable immediately at an exercise price of $0.85 per share and expired in January, 2000.

             In January and May, 1999, the Company issued 52,848 shares of common stock in exchange for services relating to share issuances. The fair value of these services was estimated based upon the estimated fair value of the shares at $0.85 per share or $45,154. The costs were deducted from the additional paid-in capital from the sale of common stock in January, 1999.

        (ii)  Stock-based compensation (continued):

              In January, 1999, the Company recorded non-cash compensation expense of $53,924 related to the issuance of 63,440 shares of common stock to certain stockholders and officers of the Company. The fair value of the shares was estimated at $0.85 per share at the time of the transaction.

              In April, 1999, the Company recorded non-cash compensation expense and deferred compensation expense of $779,120 related to the issuance of 1,500,000 shares of common stock at no cost to certain officers and stockholders. The value of the shares was estimated at $0.52 per share. A certain portion of these shares are subject to vesting over a period of time. The compensatory element relating to these shares were recorded as deferred stock compensation to be amortized over their respective vesting periods. In June, 1999, the Company repurchased 285,000 common shares at $0.001 per share and recorded the transaction as shares held in treasury as of June 30, 1999.

              Common shares held in treasury total 285,000 at June 30, 2000.

              Pursuant to an agreement dated July 31, 1999, the Company has the option to re-purchase certain shares held by executive officers if their employment ceases with the Company prior to January 1, 2002 at a price of $0.01 per share.

    (c) Share purchase warrants:

        In July, 1999 and March, 2000, warrants to purchase 68,400 and 140,600 common shares at a price of $0.85 and $1.34 per common share, respectively, were exercised.

        Share purchase warrants outstanding at June 30, 2000 and 1999 are as follows:


                                                                                         Shares issuable on exercise of
                                                                                              outstanding warrants
                                                                                         ------------------------------
        Expiry dates                         Exercise price per share               June 30, 2000              June 30, 1999
        ------------                         ------------------------               -------------              -------------

        March, 2001 (6(c)(iii))                                 $2.00                     333,000                          -
        January, 2000 (6(b)(ii))                                $0.85                           -                     20,000
        January, 2002(6(a)(ii))                                 $1.40                     240,000                          -
        February, 2002 (6(a)(iii))                      $1.25 / $1.75                   1,000,000                          -
        February, 2002 (6(a)(iii))                      $2.00 / $2.50                     500,000                          -
        March, 2002 (6(c)(ii))                                  $2.00                     500,000                          -
        June, 2002 (6(c)(iv))                                 various                     250,000                          -
        January, 2003 (6(c)(iv))                                $1.05                      10,000                          -
        April, 2003 (6(c)(iv))                                  $5.40                      50,000                          -
        Various (6(c)(i))                                       $1.34                      82,838                    291,838
                                                                                        ---------                    -------

                                                                                        2,965,838                    311,838
                                                                                        =========                    =======

        (i) Between January 26, 1999 and February 18, 1999, the Company issued warrants which are exercisable at $0.85 per share for a period expiring three months after the completion of an initial public offering by the Company of its common shares at a price per share of $0.85 prior to July 18, 1999 and $1.34 per share thereafter.

        (ii) In March 2000, the Company completed a private placement for 2,054,000 common shares of the Company for proceeds of $4,071,778, being net of $36,222 of cash financing costs. The Company agreed to issue warrants to purchase 500,000 common shares of $2.00 per share for consulting and advisory services in connection with this transaction. The warrants will expire March 2002. The estimated fair value of these warrants at the date of grant was $1,736,000 and has been recorded as a charge against additional paid-in capital.

        (iii) In March and April, 2000, the Company completed a private placement issuing 666,000 units to investors for proceeds of $1,293,180, net of $38,820 of cash financing costs. Each unit consists of one common share of the Company and one-half of one warrant, with two one-half warrants exercisable to purchase an additional one common share at an exercise price of $2.00 per share, with the warrants expiring in March 2001.

        (iv) In April, 2000, the Company completed a private placement for 645,000 common shares for proceeds of $1,194,931, net of $175,694 of cash financing costs. The Company also issued warrants to purchase 310,000 common shares as compensation for arranging the financing. The exercise price of 250,000 of the warrants is dependent on the issuance price of an expected future private placement. The value of these warrants have initially been measured at their fair value using current market information and will be readjusted as this fair value changes until the date of the future private placement. The value assigned to these warrants is recorded in equity. Of the remaining warrants, 10,000 and 50,000 have exercise prices of $1.05 and $5.40, respectively. The estimated fair value of the warrants of $260,451 has been recorded as a charge against additional paid-in capital.

7.  Commitments and contingencies:

    (a)   Operating leases:

          The Company leases office facilities in British Columbia under operating lease agreements that expire in November, 2002 and June, 2005. Minimum lease payments under these operating leases and other license software and lease equipment are as follows:


               2001                                      $493,500
               2002                                       495,500
               2003                                       357,000
               2004                                       280,500
               2005                                       280,500
               Thereafter                                  46,500

          Rent expense totalled $79,413 and $9,587 for the years ended June 30, 2000 and 1999, respectively.


    (b)   Internet portal advertising agreement:

          The Company entered into an agreement with an Internet service company to allow the Company to advertise its services on the Internet service Company's web site for a one year term. Also, the Company has agreed to create a co-branded web site to provide its services to the Internet service Company's customers for a two year term. The Company paid $570,000 under the agreement for fiscal year 2000 and is committed to paying $2,460,000 in fiscal year 2001 and $2,250,000 in fiscal year 2002. The agreement is subject to cancellation after one year at the Company's option.

    (c)   Financing agreement:

          The Company entered into a financing agreement with ICE Holdings North America, LLC in March, 2000. Subject to the completion of direct and indirect financing milestones, the Company will be required to issue and register with the United States Securities and Exchange Commission 1,000,000 warrants as consideration for their services. As at June 30, 2000, 250,000 warrants were earned and issued (note 6(c)(iv)).

8.  Deferred tax assets and liabilities:

                                                                                   June 30,
                                                                          -----------------------
                                                                                 2000        1999
                                                                          -----------   ---------
    Deferred tax assets:
     Start-up costs and other                                             $   311,200   $ 269,953
     Operating loss carry forwards                                          1,413,000           -
     Property and equipment                                                    71,056       4,547
     Accounts payable and accrued liabilities                                   6,207           -
                                                                          -----------   ---------

    Total deferred tax assets before valuation allowance                    1,801,463     274,500
    Valuation allowance                                                    (1,801,463)   (274,500)
                                                                          -----------   ---------

    Net deferred tax assets                                               $         -   $       -
                                                                          ===========   =========


    Management believes that it is not more likely than not that it will create sufficient taxable income sufficient to realize its deferred tax assets. It is reasonably possible these estimates could change due to future income and the timing and manner of the reversal of deferred tax liabilities. Due to its losses, the Company has no income tax expense.

    The Company has operating loss carry forwards for income tax purposes at June 30, 2000 of approximately $4,137,000. Operating losses begin to expire in fiscal year 2020.

9.  Financial instruments:

    (a)   Fair values:

          The Company regularly invests funds in excess of its immediate needs in money market accounts. The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates their financial statement carrying amounts due to the short-term maturities of these instruments. The carrying amount of notes payable approximates fair value since they have a short-term to maturity.

    (b)   Foreign currency risk:

          The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations. The Company does not enter into foreign currency hedge transactions.

    (c)   Market risk:

          Approximately 83% (1999 - 100%) of the Company's revenues were from one Canadian customer for the year ended June 30, 2000. All of the Company's capital assets are located in Canada.

10.  Subsequent events:

     (a) In July 2000, the Company amended its stock option plan whereby all options granted to a starting employee in any fiscal quarter will have an exercise price equal to the average closing price for every trading day in the previous quarter. All options granted since January 1, 2000 are to be retroactively repriced in accordance with the amended terms unless the new exercise price exceeds the original exercise price. For accounting purposes, all repriced options will be considered to be variable plan options and compensation expense will be recognized to the extent that the market price of the Company's stock increases to the exercise or expiry date.

     (b) Subsequent to June 30, 2000 the Company granted 68,500 stock options to officers, directors and employees with an exercise price of $3.44 per share.

     (c) In July 2000, the Company obtained a license to use specific dial-up connection technology in exchange for minimum payments of $100,000 in cash and 100,000 common shares. The Company is required to issue warrants for each incremental 100,000 licenses sold to users over 400,000 licenses. These warrants will entitle the holder for a period of five years to purchase shares of the Company at the stated prices.

     (d) In August 2000, the Company issued 50,000 common shares and received as consideration a note receivable in the amount of $261,800. This note bears interest at 6.62% per annum payable at the end of each year and is payable in full on July 25, 2005.

     (e) On September 7, 2000, the Company signed a Letter of Intent to acquire all of the assets and assume certain liabilities of MyHelpDesk, Inc. in exchange for 1,250,000 common shares of the Company and a further 250,000 common shares one year after closing. MyHelpDesk, Inc. is a development stage company that provides web-based computer support services.

     (f) On September 15, 2000, the Company acquired substantially all of the assets of Tavisco Ltd., a producer of anti-virus services and products. The purchase price for Tavisco Ltd.'s assets consisted of 200,000 shares of common stock (with up to 100,000 of these shares subject to cancellation under certain circumstances related to continued employment) and a cash payment of $50,000. Tavisco Ltd. designs, develops and provides state-of-the-art virus diagnostic products for computer service professionals. Its products include virus scanners and cleaners, a full-featured anti-virus protection system, and a rapid screening test that prevents virus infections.

     (f)  Continued:

          The total purchase price of $376,000, including estimated acquisition costs is allocated to the assets acquired based upon these relative fair values as follows:

               Software                                   $338,400
               Licenses, patents and other intangibles      37,600
                                                          --------

                                                          $376,000
                                                          ========
               Consideration:
                  Cash                                    $ 70,000
                  Common shares                            306,000
                                                          --------

                                                          $376,000
                                                          ========

          The common shares issued have been recorded at their market value at September 15, 2000. The purchase price allocation is an estimate only and is subject to change.

                   Unaudited Interim Financial Statements of

                        PART I - FINANCIAL INFORMATION

ITEM 1 - FINANCIAL STATEMENTS

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

                      Interim Consolidated Balance Sheets
                          (Expressed in U.S. Dollars)

                                                                      December 31,      June 30,
                                                                              2000          2000
                                                                      ------------   -----------
                                                                       (unaudited)
Assets

Current assets:
    Cash and cash equivalents                                         $  1,780,065   $ 5,149,290
    Trade receivables                                                      482,629             -
    Other receivables                                                       20,074        89,933
    Prepaid expenses                                                       184,724       257,625
    Deposits                                                                65,111       189,348
                                                                      ------------   -----------

       Total current assets                                              2,532,603     5,686,196

Property and equipment (note 3)                                            944,948       411,817
Deferred acquisition and finance costs                                       7,756        25,000
Intangible assets (notes 3 and 4)                                        3,415,278         7,052
                                                                      ------------   -----------

                                                                      $  6,900,585   $ 6,130,065
                                                                      ============   ===========

Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued liabilities                          $    710,514   $   657,050
    Deferred revenue                                                       157,372             -
                                                                      ------------   -----------

       Total current liabilities                                           867,886       657,050

Stockholders' equity (note 5):
    Common stock, $0.001 par value, authorized 100,000,000 shares;
       issued 13,171,662 shares at December 31, 2000 and 10,477,662
       shares at June 30, 2000                                              13,122        10,478
    Contingent common stock to be issued (note 3(b))                       625,000             -
    Additional paid-in capital                                          17,116,344    13,765,041
    Deferred stock compensation                                            (83,952)     (387,563)
    Deficit                                                            (11,637,815)   (7,914,941)
                                                                      ------------   -----------

       Total stockholders' equity                                        6,032,699     5,473,015
                                                                      ------------   -----------

                                                                      $  6,900,585   $ 6,130,065
                                                                      ============   ===========

Commitments and contingencies (note 6)
Subsequent events (note 7)

See accompanying notes to interim consolidated financial statements.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

                 Interim Consolidated Statements of Operations
                          (Expressed in U.S. Dollars)

                                                               Six months ended  Three months ended
                                                             December 31,                December 31,
                                                              2000          1999          2000         1999
                                                       -----------   -----------   -----------   ----------
                                                               (unaudited)                (unaudited)
Revenue:
    License fees                                       $    29,580   $     2,320   $    27,254   $    1,614
    Services and other                                     399,649             -       303,426            -
                                                       -----------   -----------   -----------   ----------
                                                           429,229         2,320       330,680        1,614

Costs and expenses:
    Cost of license fees and services                      796,151         2,132       417,686        1,422
    Development costs                                      677,853       372,619       383,778      151,565
    Marketing and promotion                              1,315,512       258,147       361,432       93,599
    General and administrative                           1,342,933       488,733       714,115      317,684
    Stock-based compensation expense                       177,751       252,611       118,772      138,953
                                                       -----------   -----------   -----------   ----------
                                                         4,310,200     1,374,242     1,995,783      703,223
                                                       -----------   -----------   -----------   ----------

Loss from operations                                    (3,880,971)   (1,371,922)   (1,665,103)    (701,609)

Interest income, net                                       158,097         7,984        45,600          131
                                                       -----------   -----------   -----------   ----------

Loss for the period                                    $(3,722,874)  $(1,363,938)  $(1,619,503)  $ (701,478)
                                                       ===========   ===========   ===========   ==========

Net loss per common share, basic and diluted           $     (0.34)  $     (0.23)  $     (0.14)  $    (0.12)
                                                       ===========   ===========   ===========   ==========

Weighted average common shares outstanding,
  basic and diluted                                     10,860,358     6,052,770    11,502,999    6,075,569
                                                       ===========   ===========   ===========   ==========

See accompanying notes to interim consolidated financial statements.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

            Interim Consolidated Statements of Stockholders' Equity
                          (Expressed in U.S. Dollars)

  Six months ended December 31, 2000 (unaudited) and year ended June 30, 2000

                                                                     Common Shares          Contingent Stock         Additional
                                                                Shares           Amount         To be Issued    Paid-in Capital
                                                            --------------------------------------------------------------------
Balance, June 30, 1999                                         5,722,169         $  6,007   $              -    $     1,981,782

Exercise of warrants in July, 1999                                68,400               69                  -             58,197
Shares issued in exchange for service                              4,160                4                  -              6,504
Fair value of options issued to
  employees and consultants                                            -                -                  -            600,900
Conversion of notes payable in January,
  net of $5,803 in cash financing costs                          350,000              350                  -            494,747
Fully paid warrants issued as financing
  compensation cost                                                    -                -                  -          1,794,000
Beneficial conversion feature of notes
  payable issued in February                                           -                -                  -          1,000,000
Amortization of deferred stock compensation                                             -                  -                 -
Sale of units in March and April, $2.00 per
  unit, net of $38,820 in cash financing costs                   666,000              666                  -          1,292,514
Sale of common stock in March, $2.00 per share,
  net of $36,222 in cash financing costs                       2,054,000            2,054                  -          4,069,724
Exercise of warrants in March for cash                           140,600              141                  -            188,263
Sale of common stock in April, $2.00 per share                    34,000               34                  -             67,966
Sale of common stock in April, $2.125 per share,
  net of $175,694 in cash financing costs                        645,000              645                  -          1,194,286
Conversion of promissory notes payable in May                    508,333              508                  -          1,016,158
Net loss                                                               -                -                  -                  -
                                                            ------------         --------   ----------------    ---------------
Balance, June 30, 2000                                        10,192,662         $ 10,478   $              -    $    13,765,041

Issuance of common stock for acquisition of license              100,000              100                  -            174,900
Issuance of common shares under subscription                      50,000               50                  -            261,750
Less: note receivable for common shares subscription                   -              (50)                 -           (261,750)
Exercise of stock options                                         44,000               44                  -             43,956
Issuance of common stock for acquisition in September
  (note 3(a))                                                    100,000              100                  -            199,900
Issuance of contingent common shares (note 3(a))                 100,000              100                  -            199,900
Fair value of options issued employees and consultants                 -                -                  -             30,836
Adjustment to deferred stock compensation due to
  cancellations                                                        -                -                  -           (256,696)
Amortization of deferred stock compensation                            -                -                  -                  -
Sale of common stock in November, $1.50 per share, net
  of $214,193 in cash financing costs                          1,350,000            1,350                  -          1,809,457
Issuance of common stock for acquisition in November
  (note 3(b))                                                  1,000,000            1,000                  -          1,249,000
Contingent stock to be issued (note 3(b))                              -                -            625,000                  -
Cancellation of contingent common stock (note 3(a))              (50,000)             (50)                 -            (99,950)
Net loss                                                               -                -                  -                  -
                                                            ------------         --------   ----------------    ---------------
Balance, December 31, 2000                                    12,886,662         $ 13,122   $        625,000    $    17,116,344
                                                            ============         ========   ================    ===============

                                                             Deferred Stock                                  Total
                                                               Compensation       Deficit      Stockholders Equity
                                                            ------------------------------------------------------
Balance, June 30, 1999                                      $      (198,909)   $    (949,496)       $      839,384

Exercise of warrants in July, 1999                                        -                -                58,266
Shares issued in exchange for service                                     -                -                 6,508
Fair value of options issued to
  employees and consultants                                        (600,900)               -                     -
Conversion of notes payable in January,
  net of $5,803 in cash financing costs                                   -                -               495,097
Fully paid warrants issued as financing
  compensation cost                                              (1,794,000)               -                     -
Beneficial conversion feature of notes
  payable issued in February                                              -                -             1,000,000
Amortization of deferred stock compensation                       2,206,246                -             2,206,246
Sale of units in March and April, $2.00 per
  unit, net of $38,820 in cash financing costs                            -                -             1,293,180
Sale of common stock in March, $2.00 per share,
  net of $36,222 in cash financing costs                                  -                -             4,071,778
Exercise of warrants in March for cash                                    -                -               188,404
Sale of common stock in April, $2.00 per share                            -                -                68,000
Sale of common stock in April, $2.125 per share,
  net of $175,694 in cash financing costs                                 -                -             1,194,931
Conversion of promissory notes payable in May                             -                -             1,016,666
Net loss                                                                  -        (6,965,445)          (6,965,445)
                                                            ---------------    --------------       --------------
Balance, June 30, 2000                                      $      (387,563)   $   (7,914,941)      $    5,473,015

Issuance of common stock for acquisition of license                       -                 -              175,000
Issuance of common shares under subscription                              -                 -              261,800
Less: note receivable for common shares subscription                      -                 -             (261,800)
Exercise of stock options                                                 -                 -               44,000
Issuance of common stock for acquisition in September
  (note 3(a))                                                             -                 -              200,000
Issuance of contingent common shares (note 3(a))                   (200,000)                -                    -
Fair value of options issued employees and consultants              (30,836)                -                    -
Adjustment to deferred stock compensation due to
  cancellations                                                     256,696                 -                    -
Amortization of deferred stock compensation                         177,751                 -              177,751
Sale of common stock in November, $1.50 per share, net
  of $214,193 in cash financing costs                                     -                 -            1,810,807
Issuance of common stock for acquisition in November
  (note 3(b))                                                             -                 -            1,250,000
Contingent stock to be issued (note 3(b))                                 -                 -              625,000
Cancellation of contingent common stock (note 3(a))                 100,000                 -                    -
Net loss                                                                  -        (3,722,874)          (3,722,874)
                                                            ---------------    --------------       --------------
Balance, December 31, 2000                                  $       (83,952)   $  (11,637,815)      $    6,032,699
                                                            ===============    ==============       ==============

See accompanying notes to interim consolidated financial statements.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

                 Interim Consolidated Statements of Cash Flows
                          (Expressed in U.S. Dollars)

                                                           Six months ended
                                                              December 31,
                                                             2000          1999
                                                      -----------   -----------
                                                      (unaudited)   (unaudited)
Cash flows from operating activities:
 Loss for the period                                  $(3,722,874)  $(1,363,938)
 Items not affecting cash:
  Depreciation and amortization                           261,382        16,652
  Amortization of deferred stock compensation             177,751       252,611
  Intangible assets in exchange for services               22,000             -
 Changes in operating assets and liabilities:
  Trade receivables                                      (462,454)            -
  Other receivables                                        82,541       (16,536)
  Prepaid expenses                                         89,033        33,950
  Deposits                                                133,833        26,410
  Accounts payable and accrued liabilities                (96,493)      232,367
  Deferred revenue                                        157,372             -
                                                      -----------   -----------
   Net cash used in operating activities               (3,357,909)     (818,484)
                                                      -----------   -----------

Cash flows from investing activities:
 Purchase of property and equipment                      (437,059)     (154,314)
 Deferred acquisition and finance costs                    17,244             -
 Purchase of intangible assets                         (1,530,962)            -
                                                      -----------   -----------
   Net cash used in investing activities               (1,950,777)     (154,314)
                                                      -----------   -----------

Cash flows from financing activities:
 Cash acquired in acquisition                              84,654             -
 Proceeds from promissory notes                                 -       500,000
 Proceeds from exercise of stock options                   44,000             -
 Proceeds from exercise of share purchase warrants              -        58,266
 Net proceeds from sale of common stock                 1,810,807             -
                                                      -----------   -----------
   Net cash provided by financing activities            1,939,461       558,266
                                                      -----------   -----------

Net decrease in cash and cash equivalents              (3,369,225)     (414,532)

Cash and cash equivalents at beginning of period        5,149,290       795,809
                                                      -----------   -----------

Cash and cash equivalents at end of period            $ 1,780,065   $   381,277
                                                      ===========   ===========

Supplemental disclosure
 Cash paid for interest                               $     4,220   $         -
 Cash paid for taxes                                            -             -
 Non-cash activities:
 Deferred stock compensation                             (125,860)       74,226
 Common stock issued for acquisition of license           175,000             -
 Common stock issued on acquisitions (note 3)           1,450,000             -
 Contingent common stock to be issued (note 3(b))         625,000             -

See accompanying notes to interim consolidated financial statements.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

              Notes to Interim Consolidated Financial Statements
                          (Expressed in U.S. Dollars)

                Six months ended December 31, 2000 (unaudited)

--------------------------------------------------------------------------------

1.  Nature of business:

       These interim consolidated financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, as discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

       The Company's future operations are dependent upon the market's acceptance of its services and the Company's ability to secure cost-effective third party license service supply agreements. One customer accounted for 84% of the services and other revenue recorded in the six months ended December 31, 2000. There can be no assurance that the Company's services will be able to secure market acceptance or that cost effective license and service supply agreements will exist, continue to exist, or that the Company will become profitable. Operations have primarily been financed through the issuance of equity instruments and debt. The Company believes it has sufficient working capital to sustain its current level of operations until at least June 2001. The Company does not have any commitments from third parties to provide additional financing, and such financings may not be available or may not be available on reasonable terms.

2. Significant accounting policies:

   (a) Basis of presentation:

       These interim consolidated financial statements have been prepared using generally accepted accounting principles in the United States. The interim financial statements include the accounts of the Company and its wholly-owned subsidiary, Reconnaissance International Ltd., and all adjustments, consisting solely of normal recurring adjustments, which in management's opinion are necessary for a fair presentation of the financial results for the interim periods. The financial statements have been prepared consistent with the accounting policies described in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended June 30, 2000, and should be read in conjunction therewith. Certain comparative figures have been reclassified to conform to the presentation adopted in the current period.

  (b)  Use of estimates:

       The preparation of interim consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported revenues and expenses for the reporting periods. Actual results may significantly differ from these estimates.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

          Notes to Interim Consolidated Financial Statements, page 2
                          (Expressed in U.S. Dollars)

                Six months ended December 31, 2000 (unaudited)

--------------------------------------------------------------------------------

2.  Basis of presentation (continued):

    (c)  Net loss per share:

         Basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company has a net loss in each of the periods presented, basic and diluted net loss per share is the same.

         Excluded from the computation of diluted loss per share for the periods ended December 31, 2000 are warrants to purchase 2,965,838 (December 31, 1999 - 243,438) shares of common stock and options to purchase 2,428,800 (December 31, 1999 - 647,950) shares of common stock because their effects would be anti-dilutive.

3.  Acquisitions:

    (a)  Tavisco Ltd.:

         On September 15, 2000, the Company acquired substantially all of the assets of Tavisco Ltd. ("Tavisco"), a producer of anti-virus services and products. The purchase price for Tavisco's assets consisted of 100,000 shares of common stock valued at $200,000, a cash payment of $50,000 and other related acquisition costs of $24,000. The common shares issued have been recorded at their market value at June 12, 2000, the date when the terms of the acquisition were publicly announced. The total purchase price of $274,000 is allocated to the assets acquired based upon their relative fair values as follows:

                    Software                                          $252,000

                    Licenses, patents and other intangibles             22,000
                                                                      --------
                                                                      $274,000
                                                                      --------
                    Consideration:

                    Cash                                              $ 74,000

                    Common stock                                       200,000
                                                                      --------
                                                                      $274,000
                                                                      --------

         Under the terms of the acquisition, an additional 100,000 common shares were issued to Tavisco, which were subject to cancellation under circumstances related to continued employment of former Tavisco employees with the Company. The issuance of these shares has been recorded as deferred stock compensation and amortized over the vesting period. On December 1, 2000, the Company cancelled 50,000 of the 100,000 contingent common shares upon termination of employment of the former Tavisco employees, and removed all subject to cancellation conditions on the remaining 50,000 common shares. The Company also returned certain of the intangibles originally acquired.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

          Notes to Interim Consolidated Financial Statements, page 3
                          (Expressed in U.S. Dollars)

                Six months ended December 31, 2000 (unaudited)

--------------------------------------------------------------------------------

3.   Acquisitions (continued):

     (b)  MyHelpDesk, Inc.:

          On November 27, 2000, the Company acquired all of the assets and assumed certain of the liabilities of MyHelpDesk, Inc. ("MyHelpDesk"), a provider of online, computer self-help directories. The purchase price for MyHelpDesk's net assets consisted of 1,000,000 shares of common stock valued at $1,250,000, cash advances of $1,356,376, other related acquisition costs of $73,416 and 500,000 contingently issuable common shares with a fair value of $625,000. With respect to the 500,000 contingently issuable common shares, the Company is required within twelve months following the initial issuance of 1,000,000 common shares to issue an additional 387,500 shares of common stock to MyHelpDesk and 112,500 shares of common stock to eight former employees of MyHelpDesk. The number of shares to be issued in the subsequent issuances are subject to reduction in the event of the Company assuming additional liabilities upon certain breaches of the representations and warranties of MyHelpDesk.

          The total purchase price of $3,304,792, including the contingently issuable common stock, is allocated to the assets acquired and liabilities assumed based upon their relative fair values as follows:

                    Cash                                           $   84,654
                    Trade and other receivables                        32,857
                    Prepaid expenses and deposits                      25,728
                    Property and equipment                             49,954
                    Libraries, patents and other intangibles        3,261,559
                    Accounts payable and accrued liabilities         (149,960)
                                                                   ----------
                                                                   $3,304,792
                                                                   ----------
                    Consideration:
                    Cash                                           $1,429,792
                    Common stock                                    1,250,000
                    Contingent common stock to be issued              625,000
                                                                   ----------
                                                                   $3,304,792
                                                                   ----------

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

          Notes to Interim Consolidated Financial Statements, page 4
                          (Expressed in U.S. Dollars)

                Six months ended December 31, 2000 (unaudited)

--------------------------------------------------------------------------------

3.   Acquisitions (continued):

     (c)  Unaudited pro forma information:

          The following table reflects unaudited pro-forma information, which combines the operations of Tavisco, MyHelpDesk and the Company for the six months ending December 31, 2000 and 1999, as if the acquisitions had taken place at the beginning of these periods. Appropriate adjustments have been made to reflect the accounting basis used in recording these acquisitions. This pro-forma information does not purport to be indicative of the results of operations that would have resulted had the acquisition been in effect for the periods presented, and is not intended to be a projection of future results or trends.

                                                                        Six months ended      Six months ended
                                                                       December 31, 2000     December 31, 1999
               Revenue                                                    $      473,866        $        2,423
               Net loss for the period                                    $   (6,307,823)       $   (3,617,133)
               Net loss per common share, basic and diluted               $        (0.53)       $        (0.50)

4.   Intangibles assets:

          Intangible assets consists of the following:

                                                                              December 31,         June 30,
                                                                                      2000             2000
               MyHelpDesk self-help directories, trademarks and
                  Internet domain names                                         $3,261,559         $     -
               License for specific online support technology                      275,000               -
               Other                                                                11,261          10,094
                                                                           -------------------------------
                                                                                 3,547,820          10,094
               Less accumulated amortization                                       132,542           3,042
                                                                           -------------------------------
                                                                                $3,415,278         $ 7,052
                                                                           ===============================


          Intangible assets are carried at cost less accumulated amortization which is calculated on a straight-line basis over the estimated useful lives of the assets which management estimates to be three years.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

          Notes to Interim Consolidated Financial Statements, page 5
                          (Expressed in U.S. Dollars)

                Six months ended December 31, 2000 (unaudited)

--------------------------------------------------------------------------------

5.   Stockholders' equity:

     (a)  Stock options and stock-based compensation:

          During the six months ended December 31, 2000, the Company granted 1,528,875 stock options with exercise prices ranging from $0.72 to $3.44 and vesting periods ranging from immediate up to 36 months. Stock compensation expense for the six months ended December 31, 2000 totaling $177,751 (1999 - $252,611) would be allocated $4,562 (1999 -
          nil) to Cost of license fees and services, $114,333 (1999 - $10,230) to Development costs, $19,527 (1999 - $104,887) to Marketing and promotion costs, and $39,329 (1999 - $137,494) to General and administrative costs.

     (b)  Shares and share purchase warrants:

          The Company issued 100,000 common shares valued at $175,000 and paid $100,000 in cash in exchange for a license to use specific online support technology. The Company is required to issue warrants for each incremental 100,000 licenses sold to users over 400,000 licenses. These warrants, with exercise prices ranging from $2.00 to $4.00, will entitle the holder for a period of five years to purchase common shares of the Company.

          In August 2000, the Company issued 50,000 common shares and received as consideration a note receivable in the amount of $261,800. This note bears interest at 6.62% per annum, payable annually, and is payable in full on July 25, 2005.

          In November 2000, the Company completed a private placement for 1,350,000 common shares for proceeds of $1,810,807, net of $214,193 of cash financing costs.

          The exercise prices of 250,000 warrants the Company agreed to issue in April 2000 as part of a common share private placement, was dependent on the price of a future private placement. Upon the closing of the November 2000 common share private placement, the exercise prices became known and range from $1.00 to $1.50. The incremental value of the warrants, using the new exercise prices over the fair value under the original terms of the warrants of $58,344 has been recorded as a charge to additional paid-in capital.

6.   Commitments and contingencies:

     (a) In November 2000, the Company entered into a sublease of one of its office premises. Under the terms of the agreement, the lessee has operating lease commitments to the Company equal to the Company's own commitments in the following annual amounts:

                              2001           $ 121,500
                              2002             111,500

     (b) In November 2000, the Company terminated an advertising agreement, reducing the Company's commitments by the following annual amounts:

                              2001           $2,820,000
                              2002              750,000

                      PCSUPPORT.COM, INC. AND SUBSIDIARY

          Notes to Interim Consolidated Financial Statements, page 6
                          (Expressed in U.S. Dollars)

                Six months ended December 31, 2000 (unaudited)

--------------------------------------------------------------------------------

7.   Subsequent events:

     (a) Subsequent to December 31, 2000, the Company completed a private placement for 2,900,000 common shares for proceeds of $1,609,500, net of $174,000 of cash commission costs. The Company also issued 700,000 warrants at an exercise price of $1.00 and expiring in January 2004. As partial compensation for arranging the financing, the Company has agreed to issue an additional 250,000 warrants to its investment banker at an exercise price of $1.00 expiring in January 2003.

     (b) In January 2001, the Company entered into a partial sublease of one of its office premises. Under the terms of the agreement, the lessee has operating commitments to the Company in the following annual amounts:

                              2001           $ 148,500
                              2002             198,000
                              2003             198,000
                              2004             198,000
                              2005             132,000

     (c) In January 2001, the Company cancelled 521,250 stock options previously granted to 5 employees whose employment with the Company was terminated.

================================================================================

     We have not authorized anyone to give any information or make any representations, other than those contained in this prospectus. You must not rely on any unauthorized information or representations. Only the shares described within this prospectus are being offered, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.



                            -----------------------



                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    2
Risk Factors..............................................................    3
Use of Proceeds...........................................................    13
Our Business..............................................................    13
Management's Discussion and Analysis of
   Financial Condition and Results of Operations..........................    25
Directors, Executive Officers, Promoters and
     Control Persons......................................................    28
Security Ownership of Certain Beneficial
     Owners and Management................................................    31
Executive Compensation....................................................    32
Disclosure of Commission Position of
     Indemnification for Securities Act Liabilities.......................    35
Description of Securities.................................................    36
Market For Common Equity and Other
     Stockholder Matters..................................................    36
Selling Securityholders...................................................    37
Plan of Distribution......................................................    41
Experts...................................................................    42
Legal Matters.............................................................    42
Changes In and Disagreements With
     Accountants on Accounting and Financial Disclosure...................    42
Where You Can Find More Information.......................................    43
Financial Statements......................................................    44


                       11,691,331 Shares of Common Stock



                              PCSUPPORT.COM, INC.






                                ---------------

                                  PROSPECTUS
                              -------------------

================================================================================

                PART II INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. All of the expenses as set forth below that are incurred with respect to the distribution will be paid us, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

     SEC registration fee.................................   $ 6,145
     Accounting fees and expenses.........................    15,000
     Legal fees and expenses..............................    50,000
     Printing expenses....................................    15,000
     Miscellaneous........................................     1,500

                                                 Total       $87,645
                                                             =======

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our by-laws provide that no officer or Director shall be personally liable for any of our obligations or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on our behalf. We indemnify and hold harmless each person who serves at any time as a Director or officer, and his heirs and administrators, from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his having been a Director or officer, or by reason of any action alleged to have been taken or omitted to have been taken by him as such Director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Nevada General Corporation Law. However, no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under our by-laws do not exclude any other right to which he may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the by-laws. We shall be fully protected in taking any action or making any payment, or in refusing so to do, in reliance upon the advice of counsel, as shall our Directors, officers, employees and agents.

     Insurance. We maintain insurance on behalf of any person who is or was our Director, officer or employee, or is or was serving at our request as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the we would have the power to indemnify him against liability under the provisions of this section.

     Settlement by the Company. The right of any person to be indemnified is subject always to our right by our Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

                              ITEM 16.  EXHIBITS

Exhibit Number       Description
--------------       -----------

4.1                  Specimen Stock Certificate.(1)

5.1 Opinion of Counsel as to the legality of securities being registered. (1)

23.1                 Consent of Accountants.

23.2                 Consent of Counsel (included in Exhibit 5.1).

24                   Power of Attorney.  (2)


(1) Previously filed with this Registration Statement on Form SB-2 (Reg. No. 333-37760) on May 24, 2000.
(2) Previously filed with Amendment No. 1 to this Registration Statement on Form SB-2 (Reg. No. 333-37760) on June 19, 2000.


                            ITEM 17.  UNDERTAKINGS

       A.  Rule 415 Offering

The Company hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.  Filings Incorporating Annual Report

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  Request for Acceleration of Effective Date

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Burnaby, British Columbia, Canada, on March 8, 2001.


                              PCSUPPORT.COM, INC.


                              By: /s/ Michael G. McLean
                                  -------------------------------------
                                  Michael G. McLean
                                  President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature                      Title                                              Date
---------                      -----                                              ----
  /s/ Michael G. McLean        President, Chief Executive Officer and         March 8, 2001
-------------------------
Michael G. McLean              Chairman (Principal Executive Officer)

  /s/ David W. Rowat           Vice President and Chief                       March 8, 2001
-------------------------
David W. Rowat                 Financial Officer (Principal
                               Financial and Accounting Officer)

  /s/ Steven W. Macbeth        Director                                       March 8, 2001
-------------------------
Steven W. Macbeth

 /s/ Bruce Nelson              Director                                       March 8, 2001
-------------------------
Bruce Nelson

 /s/ Jerome J. DeLuccio        Director                                       March 8, 2001
-------------------------
Jerome J. DeLuccio

                                 EXHIBIT INDEX


Exhibit Number       Description
--------------       -----------

4.1                  Specimen Stock Certificate.(1)

5.1 Opinion of Counsel as to the legality of securities being registered. (1)

23.1                 Consent of Accountants.

23.2                 Consent of Counsel (included in Exhibit 5.1).

24                   Power of Attorney.  (2)


(1) Previously filed with this Registration Statement on Form SB-2 (Reg. No. 333-37760) on May 24, 2000.
(2) Previously filed with Amendment No. 1 to this Registration Statement on Form SB-2 (Reg. No. 333-37760) on June 19, 2000.